                                                                    EXHIBIT 10.4

                                                                  EXECUTION COPY



================================================================================


                         CREDIT AND GUARANTEE AGREEMENT

                                   dated as of

                                August 12, 2003

                                      among

                          BLOCK FINANCIAL CORPORATION,
                                  as Borrower,

                                H&R BLOCK, INC.,
                                  as Guarantor,

                            The Lenders Party Hereto,

                         THE ROYAL BANK OF SCOTLAND PLC,
                              as Syndication Agent,

                             BANK OF AMERICA, N.A.,
                             as Documentation Agent,

                              JPMORGAN CHASE BANK,
                            as Administrative Agent,

                                       and

                          J.P. MORGAN SECURITIES INC.,
                     as Lead Arranger and Sole Book Manager

              $2,000,000,000 SHORT-TERM REVOLVING CREDIT FACILITY


================================================================================

                               TABLE OF CONTENTS

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ARTICLE I DEFINITIONS ........................................................        1

        SECTION 1.1. Defined Terms ...........................................        1
        SECTION 1.2. Terms Generally .........................................       17
        SECTION 1.3. Classification of Loans and Borrowings ..................       18
        SECTION 1.4. Accounting Terms; GAAP ..................................       18

ARTICLE II THE CREDITS .......................................................       18

        SECTION 2.1. Commitments .............................................       18
        SECTION 2.2. Loans and Borrowings ....................................       18
        SECTION 2.3. Requests for Revolving Borrowings .......................       19
        SECTION 2.4. Swingline Loans .........................................       20
        SECTION 2.5. Funding of Borrowings ...................................       22
        SECTION 2.6. Interest Elections ......................................       22
        SECTION 2.7. Termination and Reduction of Commitments ................       24
        SECTION 2.8. Repayment of Loans; Term-Out Option; Evidence of Debt ...       24
        SECTION 2.9. Prepayment of Loans .....................................       25
        SECTION 2.10. Fees ...................................................       26
        SECTION 2.11. Interest ...............................................       27
        SECTION 2.12. Alternate Rate of Interest .............................       27
        SECTION 2.13. Increased Costs ........................................       28
        SECTION 2.14. Break Funding Payments .................................       29
        SECTION 2.15. Taxes ..................................................       29
        SECTION 2.16. Payments Generally; Pro Rata Treatment; Sharing of
                      Set-offs ...............................................       30
        SECTION 2.17. Mitigation Obligations; Replacement of Lenders .........       31
        SECTION 2.18. Extension of Revolving Termination Date ................       32

ARTICLE III REPRESENTATIONS AND WARRANTIES ...................................       33

        SECTION 3.1. Organization; Powers ....................................       33
        SECTION 3.2. Authorization; Enforceability ...........................       34
        SECTION 3.3. Governmental Approvals; No Conflicts ....................       34
        SECTION 3.4. Financial Condition; No Material Adverse Change .........       34
        SECTION 3.5. Properties ..............................................       35
        SECTION 3.6. Litigation and Environmental Matters ....................       35
        SECTION 3.7. Compliance with Laws and Agreements .....................       35
        SECTION 3.8. Investment and Holding Company Status ...................       35
        SECTION 3.9. Taxes ...................................................       35
        SECTION 3.10. ERISA ..................................................       36
        SECTION 3.11. Disclosure .............................................       36
        SECTION 3.12. Federal Regulations ....................................       36
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                                      -i-

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        SECTION 3.13. Subsidiaries .......................................       36
        SECTION 3.14. Insurance ..........................................       36

ARTICLE IV CONDITIONS ....................................................       37

        SECTION 4.1. Effective Date ......................................       37
        SECTION 4.2. Closing  Date .......................................       37
        SECTION 4.3. Each Loan ...........................................       38

ARTICLE V AFFIRMATIVE COVENANTS ..........................................       38

        SECTION 5.1. Financial Statements and Other Information ..........       39
        SECTION 5.2. Notices of Material Events ..........................       40
        SECTION 5.3. Existence; Conduct of Business ......................       40
        SECTION 5.4. Payment of Taxes ....................................       40
        SECTION 5.5. Maintenance of Properties; Insurance ................       41
        SECTION 5.6. Books and Records; Inspection Rights ................       41
        SECTION 5.7. Compliance with Laws ................................       41
        SECTION 5.8. Use of Proceeds .....................................       41
        SECTION 5.9. Cleandown ...........................................       41

ARTICLE VI NEGATIVE COVENANTS ............................................       42

        SECTION 6.1. Adjusted Net Worth ..................................       42
        SECTION 6.2. Indebtedness ........................................       42
        SECTION 6.3. Liens ...............................................       44
        SECTION 6.4. Fundamental Changes; Sale of Assets .................       45
        SECTION 6.5. Transactions with Affiliates ........................       46
        SECTION 6.6. Restrictive Agreements ..............................       46

ARTICLE VII GUARANTEE ....................................................       47

        SECTION 7.1. Guarantee ...........................................       47
        SECTION 7.2. Delay of Subrogation ................................       48
        SECTION 7.3. Amendments, etc. with respect to the Obligations;
                     Waiver of Rights ....................................       49
        SECTION 7.4. Guarantee Absolute and Unconditional ................       49
        SECTION 7.5. Reinstatement .......................................       50
        SECTION 7.6. Payments ............................................       50

ARTICLE VIII EVENTS OF DEFAULT ...........................................       50

ARTICLE IX THE ADMINISTRATIVE AGENT ......................................       53

ARTICLE X MISCELLANEOUS ..................................................       55

       SECTION 10.1. Notices .............................................       55
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                                      -ii-

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SECTION 10.2. Waivers; Amendments ..........................................       55
SECTION 10.3. Expenses; Indemnity; Damage Waiver ...........................       56
SECTION 10.4. Successors and Assigns .......................................       57
SECTION 10.5. Survival .....................................................       60
SECTION 10.6. Counterparts; Integration; Effectiveness .....................       60
SECTION 10.7. Severability .................................................       61
SECTION 10.8. Right of Setoff ..............................................       61
SECTION 10.9. Governing Law; Jurisdiction; Consent to Service of Process ...       61
SECTION 10.10. WAIVER OF JURY TRIAL ........................................       62
SECTION 10.11. Headings ....................................................       62
SECTION 10.12. Confidentiality .............................................       62
SECTION 10.13. Interest Rate Limitation ....................................       63
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SCHEDULES:

Schedule 2.1            Commitments
Schedule 3.4(a)         Guarantee Obligations
Schedule 3.6            Disclosed Matters
Schedule 3.13           Subsidiaries
Schedule 6.2            Existing Indebtedness
Schedule 6.3            Existing Liens
Schedule 6.4(b)         Additional Businesses
Schedule 6.6            Existing Restrictions

EXHIBITS:

Exhibit A               Form of Assignment and Acceptance
Exhibit B-1             Form of Opinion of Mayer, Brown, Rowe & Maw LLP
Exhibit B-2             Form of Opinion of Bryan Cave LLP
Exhibit C               Form of Extension Request

                CREDIT AND GUARANTEE AGREEMENT, dated as of August 12, 2003, among BLOCK FINANCIAL CORPORATION, a Delaware corporation, as Borrower, H&R BLOCK, INC., a Missouri corporation, as Guarantor, the LENDERS party hereto, and JPMORGAN CHASE BANK, a New York banking corporation, as Administrative Agent.

                WHEREAS, the parties hereto desire to terminate the Existing Agreement (as defined below); and

                WHEREAS, the Borrower has requested that the Lenders provide financing a revolving credit facility in an amount of $2,000,000,000;

                NOW, THEREFORE, in consideration of the agreements herein and in reliance upon the representations and warranties set forth herein, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS


                SECTION 1.1. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

                "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

                "Adjusted Net Worth" means, at any time, Consolidated Net Worth of the Guarantor without giving effect to reductions in stockholders' equity as a result of repurchases by the Guarantor of its own Capital Stock subsequent to the Closing Date in an aggregate amount not exceeding $350,000,000.

                "Administrative Agent" means JPMorgan Chase Bank, a New York banking corporation, in its capacity as administrative agent for the Lenders hereunder.

                "Administrative Ouestionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

                "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. For the avoidance of doubt, neither the Guarantor nor any of its Subsidiaries shall be deemed to Control any of its franchisees by virtue of provisions in the relevant franchise agreement regulating the business and operations of such franchisee.

                "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                "Applicable Percentage" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

                "Applicable Rate" means, for any day, the rate per annum based on the Ratings in effect on such day, as set forth under the relevant column heading below:

 ----------------------------------------------------------------------------------------------
                                                       Applicable Rate for
                                 --------------------------------------------------------------
     Category         Ratings       ABR Loans      Eurodollar   Facility Fees  Utilization Fees
                                                     Loans          Payable        Payable
                                                                   Hereunder      Hereunder
 ----------------------------------------------------------------------------------------------
                 Greater than: A       0%            0.18%           0.07%          0.15%
        I         by S&P or A2
                   by Moody's
 ----------------------------------------------------------------------------------------------
        II         A by S&P or         0%            0.265%         0.085%          0.15%
                  A2 by Moody's
 ----------------------------------------------------------------------------------------------
       III        A - by S&P or        0%            0.53%          0.095%          0.15%
                  A3 by Moody's
 ----------------------------------------------------------------------------------------------
                  BBB + by S&P         0%            0.64%           0.11%          0.15%
       IV          or Baal by
                    Moody's
 ----------------------------------------------------------------------------------------------
                   Lower than:         0%            0.75%          0.125%          0.15%
        V          BBS + by S&P
                   or Baal by
                     Moody's
 ----------------------------------------------------------------------------------------------

        ;provided that (a) if on any day the Ratings of S&P and Moody's do not fall in the same category, then the lower of such Ratings shall be applicable for such day, (b) if on any day the Rating of only S&P or Moody's is available, then such Rating shall be applicable for such day and (c) if on any day a Rating is not available from either S&P or Moody's, then the Ratings in category V above shall be applicable for such day. Any change in the Applicable Rate resulting from a change in Rating by either S&P or Moody's shall become effective on the date such change is publicly announced by such rating agency; provided further that for all Revolving Loans outstanding on and after the Revolving Termination Date (pursuant to the proviso set forth in Section 2.8(a)(i)) the Applicable Rate for utilization fees payable pursuant to
        Section 2.10(b) shall be increased by 0.25% over such Applicable Rate otherwise then in effect as set forth above.

                "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.4), and accepted by the Administrative Agent, substantially in the form of Exhibit A or any other form approved by the Administrative Agent.

                "Availability Period" means the period from and including the Closing Date to but excluding the earlier of the Revolving Termination Date and the date of termination of the Commitments.

                "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

                "Borrower" means Block Financial Corporation, a Delaware corporation and a wholly-owned indirect Subsidiary of the Guarantor.

                "Borrowing" means (a) Revolving Loans of the same Type and same Tranche, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.

                "Borrowing Request" means a request by the Borrower for a Revolving Borrowing in accordance with Section 2.3.

                "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

                "Cash Equivalents": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by (i) any Lender, (ii) any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000 or (iii) by any other bank if, and to the extent, covered by FDIC insurance; (c) commercial paper of an issuer rated at least A-l by S&P or P-l by Moody's, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A2 by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause
        (b) of this definition; (g) money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; or (h) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody's and (iii) have portfolio assets of at least $1,000,000,000.

                "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934, as amended, and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of shares representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Guarantor; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Guarantor by Persons who were neither (i) nominated by the board of directors of the Guarantor nor (ii) appointed by directors so nominated; (c) the acquisition of direct or indirect Control of the Guarantor by any Person or group; or (d) the failure of the Guarantor to own, directly or indirectly, shares representing 100% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Borrower.

                "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.13(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

                "Charges" has the meaning assigned to such term in Section
        10.13.

                "Class" when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans.

                "Closing Date" means the date on which the conditions specified in Section 4.2 are satisfied (or waived in accordance with Section 10.2).

                "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                "Commitment" means, with respect to each Lender, the sum of its Tranche A1 Commitment and its Tranche A2 Commitment.

                "Commitment Expiration Date" has the meaning assigned to such term in Section 2.18(a).

                "Confidential Information Memorandum" means the Confidential Information Memorandum dated July of 2003 (as edited) and furnished to the Lenders.

                "Consolidated Net Worth" means, at any time, the total amount of stockholders' equity of the Guarantor and its consolidated Subsidiaries at such time determined on a consolidated basis in accordance with GAAP.

                "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

                "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

                "Credit Parties" means the collective reference to the Borrower and the Guarantor.

                "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.6.

                "dollars" or "$" refers to lawful money of the United States of America.

                "Effective Date" means the date on which the conditions specified in Section 4.1 are satisfied (or waived in accordance with Section 10.2).

                "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, to the management, release or threatened release of any Hazardous Material or to health and safety matters.

                "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Credit Party or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with any Credit Party, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

                "ERISA Event" means (a) any "reportable event", as defined in
        Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Credit Party or any of their ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Credit Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by any Credit Party or any of their ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by any Credit Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Credit Party or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the LIBO Rate.

                "Events of Default" has the meaning assigned to such term in
        Article VIII.

                "Excluded Taxes" means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.17(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement or is attributable to such Foreign Lender's failure or inability to comply with Section 2.15(e), except to the extent that such Foreign Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.15(a).

                "Existing Agreement" means the Amended and Restated Credit and Guarantee Agreement, dated as of October 23, 2002, among the Borrower, the Guarantor, the lenders parties thereto, Bank One NA, as syndication agent, Bank of America, N.A., as documentation agent, and JPMorgan Chase Bank, as Administrative Agent.

                "Extension Request" has the meaning assigned to such term in
        Section 2.18.

                "Federal Funds Effective Rate" means (a) for the first day of a Borrowing, the rate per annum which is the average of the rates on the offered side of the Federal funds market quoted by three interbank Federal funds brokers, selected by the Administrative Agent, at approximately the time the Borrower requests such Borrowing, for dollar deposits in immediately available funds, in an amount, comparable to the principal amount of such Borrowing and (b) for each day of such Borrowing thereafter, or for any other amount hereunder which bears interest at the Alternate Base Rate, the rate per annum which is the average of the rates on the offered side of the Federal funds market quoted by three interbank Federal funds brokers, selected by the Administrative Agent, at approximately 2:00 p.m., New York City time, on such day for dollar deposits in immediately available funds, in an amount, comparable to the principal amount of such Borrowing or other amount, as the case may be; in the case of both clauses (a) and (b), as determined by the Administrative Agent and rounded upwards, if necessary, to the nearest 1/100 of 1%.

                "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower or the Guarantor, as the context may require.

                "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

                "GAAP" means generally accepted accounting principles in the United States of America.

                "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof,
        (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

                "Guarantee Obligation" means, as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation shall be deemed to be an amount equal as of any date of determination to the stated determinable amount of the primary obligation in respect of which such Guarantee Obligation is made (unless such Guarantee Obligation shall be expressly limited to a lesser amount, in which case such lesser amount shall apply) or, if not stated or determinable, the amount as of any date of determination of the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

                "Guarantor" means H&R Block, Inc., a Missouri corporation.

                "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

                "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person,
        (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable and accrued expenses incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances and (k) for purposes of Section 6.2 only, all preferred stock issued by a Subsidiary of such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Indebtedness of a Person shall not include obligations with respect to funds held by such Person in custody for, or for the benefit of, third parties which are to be paid at the direction of such third parties (and are not used for any other purpose).

                "Indemnified Taxes" means Taxes other than Excluded Taxes.

                "Indemnitee" has the meaning assigned to such term in Section 10.3(b).

                "Information" has the meaning assigned to such term in Section 10.12.

                "Interest Election Request" means a request by the Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.6.

                "Interest Payment Date" means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

                "Interest Period" means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one week, two weeks or one, two, three or six months thereafter, as the Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

                "Lenders" means the Persons listed on Schedule 2.1 and any other Person that shall have become a party hereto pursuant to a New Lender Supplement and/or an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

                "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Markets screen at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected, by the Administrative Agent or, in the absence of such availability, by reference to the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and
        (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities; provided that clause (c) above shall be deemed not to include stock options granted by any Person to its directors, officers or employees with respect to the Capital Stock of such Person.

                "Loans" means the loans made by the Lenders (including the Swingline Lender) to the Borrower pursuant to this Agreement.

                "Margin Stock" means any "margin stock" as defined in Regulation U of the Board.

                "Material Adverse Effect" means a material adverse effect on (a) the business, assets, property or condition (financial or otherwise) of the Guarantor and the Subsidiaries taken as a whole, (b) the ability of any Credit Party to perform any of its obligations under this Agreement or (c) the rights of or benefits available to the Lenders under this Agreement.

                "Material Indebtedness" means Indebtedness (other than the Loans), or obligations in respect of one or more Hedging Agreements, of any one or more of the Credit Parties and any Subsidiaries in an aggregate principal amount exceeding $40,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of any Credit Party or any Subsidiary in respect of any Hedging Agreement at any time shall be the aggregate amount (giving effect to any netting agreements) that the Credit Party or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

                "Material Subsidiary" means any Subsidiary of any Credit Party the aggregate assets or revenues of which, as of the last day of the most recently ended fiscal quarter for which the Borrower has delivered financial statements pursuant to Section 5.1(a) or (b), when aggregated with the assets or revenues of all other Subsidiaries with respect to which the actions contemplated by Section 6.4 are taken, are greater than 5% of the total assets or total revenues, as applicable, of the Guarantor and its consolidated Subsidiaries, in each case as determined in accordance with GAAP.

                "Maturity Date" means August 11, 2005 or such later date as shall be determined pursuant to the provisions of Section 2.18 with respect to non-Objecting Lenders.

                "Maximum Rate" has the meaning assigned to such term in Section 10.13.

                "Moody's" means Moody's Investors Service, Inc.

                "Multiemployer Plan" means a multiemployer plan as defined in
        Section 400l(a)(3) of ERISA.

                "Objecting Lender" has the meaning assigned to such term in
        Section 2.18(a).

                "Obligations" means collectively, the unpaid principal of and interest on the Loans and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided herein after the maturity of the Loans and interest accruing at the then applicable rate provided herein after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement or any other document made, delivered or given in connection herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

                "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

                "Participant" has the meaning assigned to such term in Section 10.4(e).

                "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

                "Permitted Encumbrances" means:

                (a) judgment Liens in respect of judgments not constituting an Event of Default under clause (k) of Article VIII;

                (b) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.4;

                (c) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.4;

                (d) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

                (e) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; and

                        (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Credit Parties or any Subsidiary;

        provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

                "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or
        Section 412 of the Code or Section 302 of ERISA, and in respect of which any Credit Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                "Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                "RAL Receivables Amount" means, at any time, the difference (but not less than zero) between (i) the aggregate amount of funds received by the Guarantor, any Subsidiary or any qualified or unqualified special purpose entity created by any Subsidiary with respect to the transfer of refund anticipation loans, or participation interests in refund anticipation loans, and related rights and interest, to one or more third parties in one or more RAL Receivables Transactions, at or prior to such time, minus (ii) the aggregate amount received by such one or more third parties with respect to the transferred refund anticipation loans, or participation interests in refund anticipation loans, and related rights and interests, in such one or more RAL Receivables Transactions, at or prior to such time, excluding from the amounts received by such one or more third parties, the aggregate amount of any origination, set up, structuring or similar fees, all implicit or explicit financing expenses and all indemnification and reimbursement payments paid to such one or more third parties in connection with such one or more RAL Receivables Transactions.

                "RAL Receivables Transaction" means any securitization, on -- or off -- balance sheet financing or sale transaction, involving refund anticipation loans, or participation interests in refund anticipation loans, and related rights and interests, that were acquired pursuant to the refund anticipation loan program by the Guarantor, any Subsidiary or any qualified or unqualified special purpose entity created by any Subsidiary.

                "Rating" means the rating of S&P or Moody's, as the case may be, applicable to the long-term senior unsecured non-credit enhanced debt of the Borrower, as announced by S&P or Moody's, as the case may be, from time to time.

                "Register" has the meaning assigned to such term in Section 10.4(c).

                "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                "Required Lenders" means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing at least 51% of the sum of the total Revolving Credit Exposures and unused Commitments at such time.

                "Restricted Margin Stock" means all Margin Stock owned by the Guarantor and its Subsidiaries to the extent the value of such Margin Stock does not exceed 25% of the value of all assets of the Guarantor and its Subsidiaries (determined on a consolidated basis) that are subject to the provisions of Section 6.3 and 6.4.

                "Revolving Borrowing" means a Borrowing comprised of Revolving Loans.

                "Revolving Credit Exposure" means, with respect to any Lender at any time, the sum of the amount of such Lender's Tranche A1 Credit Exposure and Tranche A2 Credit Exposure at such time.

                "Revolving Loans" means the Tranche A2 Revolving Loans and the Tranche A1 Revolving Loans.

                "Revolving Termination Date" means August 11, 2004 or such later date as shall be determined pursuant to the provisions of Section 2.18 with respect to non-Objecting Lenders.

                "RSM" has the meaning assigned to such term in Section 5.1(e).

                "S&P" means Standard & Poor's Ratings Services.

                "Short-Term Debt" means, at any time, the aggregate amount of Indebtedness of the Guarantor and its Subsidiaries at such time (excluding seasonal Indebtedness of H&R Block Canada, Inc.) having a final maturity less than one year after such time, determined on a consolidated basis in accordance with GAAP, minus (a) to the extent otherwise included therein, indebtedness outstanding at such time (i) under mortgage facilities secured by mortgages and related assets, (ii) incurred to fund servicing obligations required as part of servicing mortgage backed securities in the ordinary course of business, (iii) incurred and secured by broker-dealer Subsidiaries in the ordinary course of business and (iv) deposits and other customary banking related liabilities incurred by banking Subsidiaries in the ordinary course of business, (b) the excess, if any, of (i) the aggregate amount of cash and Cash Equivalents held at such time in accounts of the Guarantor and its Subsidiaries (other than broker-dealer Subsidiaries and banking Subsidiaries) to the extent freely transferable to the Credit Parties and capable of being applied to the Obligations without any contractual, legal or tax consequences over (ii) $15,000,000 and (c) to the extent otherwise included therein, the current portion of long term debt. For the avoidance of doubt, the Loans shall be considered Short-Term Debt.

                "Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more Subsidiaries of the parent or by the parent and one or more Subsidiaries of the parent. Unless the context shall otherwise require, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Guarantor, including, without limitation, the Borrower and the Subsidiaries of the Borrower.

                "Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be the sum of its Tranche A1 Swingline Exposure and its Tranche A2 Swingline Exposure.

                "Swingline Lender" means JPMorgan Chase Bank, in its capacity as lender of Swingline Loans hereunder.

                "Swingline Loans" means the Tranche A1 Swingline Loans and the Tranche A2 Swingline Loans.

                "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                "Tranche" when used in reference to any Loans or Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Tranche A2 Revolving Loans (or Tranche A2 Swingline Loans) or Tranche A1 Revolving Loans (or Tranche A1 Swingline Loans).

                "Tranche A1 Applicable Percentage" means, with respect to any Tranche A1 Lender, the percentage of the tota1 Tranche A1 Commitments represented by such Tranche A1 Lender's Tranche A1 Commitment. If the Tranche A1 Commitments have terminated or expired, the Tranche A1 Applicable Percentages shall be determined based upon the Tranche A1 Commitments most recently in effect, giving effect to any assignments.

                "Tranche A1 Commitment" means, with respect to each Tranche A1 Lender, the commitment of such Tranche A1 Lender to make Tranche A1 Revolving Loans hereunder and to acquire participations in Tranche A1 Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Tranche A1 Lender's Tranche A1 Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.7 and (b) changed from time to time pursuant to assignments by or to such Tranche A1 Lender pursuant to Section 10.4. The initial amount of each Tranche A1 Lender's Tranche A1 Commitment is set forth on Schedule 2.1 under the heading "Tranche A1 Commitment", or in the Assignment and

        Acceptance pursuant to which such Tranche A1 Lender shall have assumed its Tranche A1 Commitment, as applicable.

                "Tranche A1 Credit Exposure" means with respect to any Tranche A1 Lender at any time, the sum of the outstanding principal amount of such Tranche A1 Lender's Tranche A1 Revolving Loans and Tranche A1 Swingline Exposure, provided that if there are Tranche A1 Revolving Loans outstanding on and after the Revolving Termination Date (pursuant to the proviso set forth in Section 2.8(a)(i)), the amount of the Tranche A1 Credit Exposure for each Lender shall be deemed, for purposes of calculating the utilization fee, to equal the principal amount of such Lender's Tranche A1 Revolving Loans just prior to the Revolving Termination Date, giving effect to any assignments and to payments of principal.

                "Tranche A1 Lender" means each Lender that has a Tranche A1 Commitment or that has any Tranche A1 Credit Exposure hereunder.

                "Tranche A1 Revolving Loans" has the meaning given to it in
        Section 2.1(b).

                "Tranche A1 Swingline Exposure" means, at any time, the aggregate principal amount of all Tranche A1 Swingline Loans outstanding at such time. The Tranche A1 Swingline Exposure of any Tranche A1 Lender at any time shall be its Tranche A1 Applicable Percentage of the total Tranche A1 Swingline Exposure at such time.

                "Tranche A1 Swingline Loan" means a Loan made pursuant to
        Section 2.4(a)(i).

                "Tranche A2 Applicable Percentage" means, with respect to any Tranche A2 Lender, the percentage of the total Tranche A2 Commitments represented by such Tranche A2 Lender's Tranche A2 Commitment. If the Tranche A2 Commitments have terminated or expired, the Tranche A2 Applicable Percentages shall be determined based upon the Tranche A2 Commitments most recently in effect, giving effect to any assignments.

                "Tranche A2 Commitment" means, with respect to each Tranche A2 Lender, the commitment of such Tranche A2 Lender to make Tranche A2 Revolving Loans hereunder and to acquire participations in Tranche A2 Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Tranche A2 Lender's Tranche A2 Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.7 and (b) changed from time to time pursuant to assignments by or to such Tranche A2 Lender pursuant to Section 10.4. The initial amount of each Tranche A2 Lender's Tranche A2 Commitment is set forth on Schedule 2.1 under the heading "Tranche A2 Commitment", or in the Assignment and Acceptance pursuant to which such Tranche A2 Lender shall have assumed its Tranche A2 Commitment, as applicable.

                "Tranche A2 Credit Exposure" means with respect to any Tranche A2 Lender at any time, the sum of the outstanding principal amount of such Tranche A2 Lender's Tranche A2 Revolving Loans and Tranche A2 Swingline Exposure, provided that if there are Tranche A2 Revolving Loans outstanding on and after the Revolving Termination Date (pursuant to the proviso set forth in Section 2.8(a)(i)), the amount of the Tranche A2 Credit Exposure for each Lender shall be deemed, for purposes of calculating the utilization fee, to equal the principal amount of such Lender's Tranche A2 Revolving Loans just prior to the Revolving Termination Date, giving effect to any assignments and to payments of principal.

                "Tranche A2 Lender" means each Lender that has a Tranche A2 Commitment or that has any Tranche A2 Credit Exposure hereunder.

                "Tranche A2 Revolving Loans" has the meaning given to it in
        Section 2.1(a).

                "Tranche A2 Swingline Exposure" means, at any time, the aggregate principal amount of all Tranche A2 Swingline Loans outstanding at such time. The Tranche A2 Swingline Exposure of any Tranche A2 Lender at any time shall be its Tranche A2 Applicable Percentage of the total Tranche A2 Swingline Exposure at such time.

                "Tranche A2 Swingline Loan" means a Loan made pursuant to
        Section 2.4(a)(ii).

                "Transactions" means the execution, delivery and performance by the Credit Parties of this Agreement, the borrowing of Loans and the use of the proceeds thereof.

                "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the LIBO Rate or the Alternate Base Rate.

                "Unrestricted Margin Stock" means all Margin Stock owned by the Guarantor and its Subsidiaries other than Restricted Margin Stock.

                "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                SECTION 1.2. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof' and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                SECTION 1.3. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

                SECTION 1.4. Accounting Terms: GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II

                                   THE CREDITS


                SECTION 2.1. Commitments. Subject to the terms and conditions set forth herein (including the proviso at the end of Section 6.2), (a) each Tranche A2 Lender agrees to make revolving loans ("Tranche A2 Revolving Loans") to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender's Tranche A2 Credit Exposure exceeding such Lender's Tranche A2 Commitment or (ii) the total Tranche A2 Credit Exposures exceeding the total Tranche A2 Commitments and (b) each Tranche A1 Lender agrees to make revolving loans ("Tranche A1 Revolving Loans") to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender's Tranche A1 Credit Exposure exceeding such Lender's Tranche A1 Commitment or (ii) the total Tranche A1 Credit Exposures exceeding the total Tranche A1 Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

                SECTION 2.2. Loans and Borrowings. (a) Each Tranche A2 Revolving Loan shall be made as part of a Borrowing consisting of Tranche A2 Revolving Loans made by the Tranche A2 Lenders ratably in accordance with their respective Tranche A2 Commitments. Each Tranche A1 Revolving Loan shall be made as part of a Borrowing consisting of Tranche A1 Revolving Loans made by the Tranche Al Lenders ratably in accordance with their respective Tranche A1 Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

                (b) Subject to Section 2.12, (i) each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Revolving Borrowing shall be comprised entirely of Tranche A2 Revolving Loans or Tranche A1 Revolving Loans as the Borrower may request in accordance herewith. Each Swingline Loan shall bear interest at a rate to be agreed upon by the Swingline Lender and the Borrower, which rate shall in no case be greater than the Alternate Base Rate, provided that, if the Swingline Lender shall require other Lenders to acquire participations in such Swingline Loan pursuant to Section 2.4(c) or (d), then such Swingline Loan shall bear interest at the Alternate Base Rate. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

                (c) At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $25,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $25,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of (i) in the case of an ABR Revolving Borrowing comprised of Tranche A2 Revolving Loans, the total Tranche A2 Commitments and (ii) in the case of an ABR Revolving Borrowing comprised of Tranche A1 Revolving Loans, the total Tranche A1 Commitments. Each Swingline Loan shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000. Borrowings of more than one Tranche, Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of twelve Eurodollar Revolving Borrowings outstanding.

                (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Termination Date, provided that the Borrower may elect to convert the Revolving Loans to term loans as provided in the proviso to Section 2.8(a)(i).

                SECTION 2.3. Requests for Revolving Borrowings. To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.2;

                        (i) the aggregate amount of the requested Borrowing;

                        (ii) the date of such Borrowing, which shall be a
                Business Day;

                        (iii) the Tranche of the requested Borrowing;

                        (iv) whether such Borrowing is to be an ABR Borrowing or
                a Eurodollar Borrowing;

                        (v) in the case of a Eurodollar Borrowing, the initial
                Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

                        (vi) the location and number of the Borrower's account
                to which funds are to be disbursed, which shall comply with the requirements of Section 2.5(a).

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Tranche is specified, then (to the extent there is availability under the Tranche A1 Commitment) the requested Revolving Borrowing shall consist of Tranche A1 Revolving Loans. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

                SECTION 2.4. Swingline Loans. (a) Subject to the terms and conditions set forth herein (including the proviso at the end of Section 6.2), the Swingline Lender agrees to make (i) Tranche A1 Swingline Loans to the Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (x) the aggregate principal amount of outstanding Swingline Loans exceeding $100,000,000 or (y) the total Tranche A1 Credit Exposures exceeding the total Tranche A1 Commitments and (ii) Tranche A2 Swingline Loans to the Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (x) the aggregate principal amount of outstanding Swingline Loans exceeding $100,000,000 or (y) the total Tranche A2 Credit Exposures exceeding the total Tranche A2 Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

                (b) To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 4:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day), amount and Tranche of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a wire transfer sent to an account specified by the Borrower by 5:00 p.m., New York City time, on the requested date of such Swingline Loan.

                (c) The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require (i) the Tranche A1 Lenders to acquire participations on such Business Day in all or a portion of the Tranche A1 Swingline Loans outstanding. Such notice shall specify the aggregate amount of Tranche A1 Swingline Loans in which Tranche A1 Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Tranche A1 Lender, specifying in such notice such Tranche A1 Lender's Tranche A1 Applicable Percentage of such Tranche A1 Swingline Loan or Loans. Each Tranche A1 Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Tranche A1 Lender's Tranche A1 Applicable Percentage of such Tranche A1 Swingline Loan or Loans.

                (d) The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require (i) the Tranche A2 Lenders to acquire participations on such Business Day in all or a portion of the Tranche A2 Swingline Loans outstanding. Such notice shall specify the aggregate amount of Tranche A2 Swingline Loans in which Tranche A2 Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Tranche A2 Lender, specifying in such notice such Tranche A2 Lender's Tranche A2 Applicable Percentage of such Tranche A2 Swingline Loan or Loans. Each Tranche A2 Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Tranche A2 Lender's Tranche A2 Applicable Percentage of such Tranche A2 Swingline Loan or Loans.

                (e) Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to paragraph (c) or (d) above, as applicable, is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in
Section 2.5 with respect to Loans made by such Lender (and Section 2.5 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

                SECTION 2.5. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that, in the case of an ABR Borrowing, if notice of a Borrowing Request was given before the date of the proposed Borrowing, each Lender shall make such ABR Loan on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, and in the event notice was given on the date of the proposed Borrowing, each Lender shall make such ABR Loan on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., New York City Time; provided further that Swingline Loans shall be made as provided in Section 2.4. The Administrative Agent will make such Loans available to the Borrower by wire transfer of the amounts so received, in like funds, to an account specified by the Borrower by 5:00 p.m., New York City time (to the extent funds in respect thereof are received by the Administrative Agent reasonably prior to such time) on the date of each requested Borrowing.

                (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing (or, in the event notice was given on the date of the proposed Borrowing, prior to the proposed time of such funding) that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

                SECTION 2.6. Interest Elections. (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or determined pursuant to the penultimate sentence of Section 2.3. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings.

                (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.3 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

                (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.2:

                        (i) the Borrowing to which such Interest Election
                Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

                        (ii) the effective date of the election made pursuant to
                such Interest Election Request, which shall be a Business Day;

                        (iii) whether the resulting Borrowing is to be an ABR
                Borrowing or a Eurodollar Borrowing; and

                        (iv) if the resulting Borrowing is a Eurodollar
                Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

                (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

                (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Revolving Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

                SECTION 2.7. Termination and Reduction of Commitments. (a) Unless previously terminated, the Commitments shall terminate on the Revolving Termination Date.

                (b) The Borrower may at any time terminate, or from time to time reduce, the Tranche A2 Commitments; provided that (i) each reduction of the Tranche A2 Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $25,000,000 and (ii) the Borrower shall not terminate or reduce the Tranche A2 Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.9, the Tranche A2 Credit Exposures would exceed the total Tranche A2 Commitments.

                (c) The Borrower may at any time terminate, or from time to time reduce, the Tranche A1 Commitments; provided that (i) each reduction of the Tranche A1 Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $25,000,000 and (ii) the Borrower shall not terminate or reduce the Tranche A1 Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.9, the Tranche A1 Credit Exposures would exceed the total Tranche A1 Commitments.

                (d) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) or (c) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the applicable Lenders in accordance with their respective Commitments.

                SECTION 2.8. Repayment of Loans; Term-Out Option; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Revolving Termination Date, provided that, if prior to the Revolving Termination Date the Borrower gives the Administrative Agent at least one Business Day's notice that the Borrower elects that all or any portion (allocated pro rata among the Lenders based on their Commitments immediately prior to the Revolving Termination Date) of the Revolving Loans that are to be outstanding on the Revolving Termination Date be converted to term loans, then on the Revolving Termination Date such Revolving Loans will be deemed to be term loans payable in full on the Maturity Date and (ii) to the Swingline Lender or to the Administrative Agent pursuant to Section 2.4(c) the then unpaid principal amount of each Swingline Loan on the earlier of the first Business Day prior to the Revolving Termination Date and the first date after such Swingline Loan is made that is five Business Days after such Swingline Loan is made; provided that on each date that a Revolving Loan is made, the Borrower shall repay all Swingline Loans then outstanding. For the avoidance of doubt, the Borrower shall not have the right to elect the "term out" option described in the proviso to clause (i) above with respect to fewer than all of the Lenders with Revolving Loans outstanding at the time of such election.

                (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Tranche, Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof

                (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

                (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.4) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns). In addition, upon receipt of an affidavit of an officer of such Lender as to the loss, theft, destruction or mutilation of the promissory note, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such promissory note, the Borrower will issue, in lieu thereof, a replacement promissory note in the same principal amount thereof and otherwise of like tenor.

                SECTION 2.9. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part without premium or penalty except as provided in Section 2.14, subject to prior notice in accordance with paragraph (b) of this Section.

                (b) The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Revolving Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 11:00 a.m., New York City time, on the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by
Section 2.7, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.7. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in
Section 2.2. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.11.

                SECTION 2.10. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee, which shall accrue at the Applicable Rate on the daily amount of the Commitment of such Lender (whether used or unused) during the period from and including the Closing Date to but excluding the date on which such Commitment terminates; provided that, if such Lender continues to have any Revolving Credit Exposure or any term loan after its Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Lender's Revolving Credit Exposure or such term loan from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure or any term loan. Accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year, on the date of any voluntary termination of the Commitments and on the date on which all Loans become due and payable (by acceleration or otherwise); provided that any facility fees accruing after the date on which all Loans become due and payable shall be payable on demand. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                (b) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a utilization fee, which shall accrue at the Applicable Rate on the daily amount of the Revolving Loans of such Lender for each day on which Revolving Loans of all Lenders exceed 33% of the total Lenders' Commitments; provided that, if any Lender continues to have any Revolving Credit Exposure or any term loan after its Commitment terminates then such utilization fee shall continue to accrue at the Applicable Rate on the entire amount of such Lender's Revolving Credit Exposure or such term loan, from and including the date on which the Commitments terminate to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure or any term loan. Accrued utilization fees shall be payable in arrears on the last day of March, June, September and December of each year, on the date of any voluntary termination of the Commitments and on the date on which all Loans become due and payable (by acceleration or otherwise); provided that any utilization fees accruing after the date on which the Loans become due and payable shall be payable on demand. All utilization fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first but excluding the last day).

                (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

                (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of facility fees and utilization fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

                SECTION 2.11. Interest. (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate.

                (b) The Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

                (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided above.

                (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any Eurodollar Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion and (iv) all accrued interest shall be payable upon termination of the Commitments.

                (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each change in interest rate.

                SECTION 2.12. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

                        (i) the Administrative Agent determines (which
                determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Interest Period; or

                        (ii) the Administrative Agent is advised by the Required
                Lenders that the LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing.

                SECTION 2.13. Increased Costs. (a) If any Change in Law shall:

                        (i) impose, modify or deem applicable any reserve,
                special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender; or

                        (ii) impose on any Lender or the London interbank market
                any other condition affecting this Agreement or Eurodollar Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

                (b) If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence Of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

                (a) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section (together with a statement of the reason for such compensation and a calculation thereof in reasonable detail) shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than six months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

                SECTION 2.14. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.9(b) and is revoked in accordance herewith), (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to
Section 2.17, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the LIBO Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for dollar deposits from other banks in the eurodollar market at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                SECTION 2.15. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower or the Guarantor hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower or the Guarantor shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made (provided, however, that neither the Borrower nor the Guarantor shall be required to increase any such amounts payable to the Administrative Agent or Lender (as the case may be) with respect to any Indemnified or Other Taxes that are attributable to such Lender's failure to comply with the requirements of paragraph (e) of this Section), (ii) the Borrower or the Guarantor shall make such deductions and (iii) the Borrower or the Guarantor shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                (c) The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

                (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

                SECTION 2.16. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or under Section 2.13, 2.14 or 2.15, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.13, 2.14, 2.15 and 10.3 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

                (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

                (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in Swingline Loans, provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and
(ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

                (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

                (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.5(b), 2.16(c) or 2.16(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

                SECTION 2.17. Mitigation Obligations: Replacement of Lenders.
(a) - If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section
2.13 or 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

                (b) If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, or if any Lender defaults in its obligation to fund Loans hereunder, or if any Lender becomes an Objecting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.4), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Commitment is being assigned, the Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to
Section 2.15, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                SECTION 2.18. Extension of Revolving Termination Date. (a) Not less than 30 days and not more than 60 days prior to the Revolving Termination Date then in effect, provided that no Event of Default shall have occurred and be continuing, the Borrower may request an extension of such Revolving Termination Date by submitting to the Administrative Agent an Extension Request (an "Extension Request") containing the information in respect of such extension specified in Exhibit C, which the Administrative Agent shall promptly furnish to each Lender. Each Lender shall, not less than 15 days and not more than 30 days prior to the Revolving Termination Date then in effect, notify the Borrower and the Administrative Agent of its election to extend or not extend the Revolving Termination Date as requested in such Extension Request, which election shall be made by each Lender at its absolute discretion. Any Lender which shall not notify the Borrower and the Administrative Agent of its election to extend the Revolving Termination Date on or prior to the date that is 15 days prior to the Revolving Termination Date then in effect shall be deemed to have elected not to extend the Revolving Termination Date as requested in such Extension Request. Notwithstanding any provision of this Agreement to the contrary, any notice by any Lender of its willingness to extend the Revolving Termination Date shall be revocable by such Lender in its sole and absolute discretion at any time prior to the date which is 15 days prior to the Revolving Termination Date then in effect. If the Required Lenders shall approve in writing the extension of the Revolving Termination Date requested in such Extension Request, the Revolving Termination Date shall automatically and without any further action by any Person be extended for the period specified in such Extension Request; provided that (i) each extension pursuant to this
Section 2.18 shall be for a maximum of 364 days and (ii) the Commitment of any Lender that does not consent in writing to such extension not less than 15 days and not more than 30 days prior to the Revolving Termination Date then in effect (an "Objecting Lender") shall, unless earlier terminated in accordance with this Agreement, expire on the Revolving Termination Date in effect on the date of such Extension Request (such Revolving Termination Date, if any, referred to as the "Commitment Expiration Date" with respect to such Objecting Lender). If, not less than 15 days and not more than 30 days prior to the Revolving Termination Date then in effect, the Required Lenders shall not approve in writing the extension of the Revolving Termination Date requested in an Extension Request, the Revolving Termination Date shall not be extended pursuant to such Extension Request. The Administrative Agent shall promptly notify (y) the Lenders and the Borrower of any extension of the Revolving Termination Date pursuant to this
Section 2.18 and (z) the Borrower and any other Lender of any Lender which becomes an Objecting Lender. At the request of the Borrower, if agreed by all the Lenders other than the Objecting Lenders, the Maturity Date shall be extended to the one year anniversary of the Revolving Termination Date, as extended pursuant hereto.

                (b) Subject to possible extension pursuant to the proviso set forth in Section 2.8(a)(i), Obligations owing to any Objecting Lender on the Commitment Expiration Date with respect to such Lender shall be repaid in full on or before such Commitment Expiration Date.

                (c) The Borrower shall have the right, so long as no Event of Default has occurred and is then continuing, upon giving notice to the Administrative Agent and the Objecting Lender in accordance with Section 2.9, to prepay in full the Loans of the Objecting Lenders, together with accrued interest thereon, any amounts payable pursuant to Sections 2.13, 2.14, 2.15 and
10.3 and any accrued and unpaid facility fee or other amounts payable to them hereunder and/or, upon giving not less than three Business Days' notice to the Objecting Lenders and the Administrative Agent, to cancel the whole or part of the Commitments of the Objecting Lenders.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES


                Each of the Credit Parties represents and warrants to the Lenders that:

                SECTION 3.1. Organization: Powers. Each of the Credit Parties and the Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has the power and authority to carry on its business as now conducted and, except where the failure to be so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in every jurisdiction where such qualification is required.

                SECTION 3.2. Authorization: Enforceability. The Transactions are within each Credit Party's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by each Credit Party and constitutes a legal, valid and binding obligation of each Credit Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                SECTION 3.3. Governmental Approvals: No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Credit Party or any Subsidiary or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument (other than those to be terminated on or prior to the Closing Date) binding upon any Credit Party or any Subsidiary or their assets, or give rise to a right thereunder to require any payment to be made by any Credit Party or any Subsidiary, and (d) will not result in the creation or imposition of any Lien on any asset of any Credit Party or any Subsidiary.

                SECTION 3.4. Financial Condition: No Material Adverse Change.
(a) Each Credit Party has heretofore furnished to the Lenders consolidated balance sheets and statements of income and cash flows (and, in the case of the Guarantor, of stockholders' equity) as of and for the fiscal year ended April 30, 2003 (A) reported on by PricewaterhouseCoopers LLP, independent public accountants, in respect of the financial statements of the Guarantor, and (B) certified by its chief financial officer, in respect of the financial statements of the Borrower. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries and of the Guarantor and its consolidated Subsidiaries as of such date and for such period in accordance with GAAP. Except as set forth on Schedule 3.4(a), neither the Guarantor nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto. During the period from April 30, 2003 to and including the date hereof, and except as disclosed in filings made by the Guarantor with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, there has been no sale, transfer or other disposition by the Guarantor or any of its consolidated Subsidiaries of any material part of its business or property other than in the ordinary course of business and no purchase or other acquisition of any business or property (including any Capital Stock of any other Person), material in relation to the consolidated financial condition of the Guarantor and its consolidated Subsidiaries at April 30, 2003.

                (b) Since April 30, 2003, there has been no material adverse change in the business, assets, property or condition (financial or otherwise) of the Guarantor and its Subsidiaries, taken as a whole.

                SECTION 3.5. Properties. (a) Each of the Credit Parties and the Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

                (b) Each of the Credit Parties and the Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Credit Parties and the Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

                SECTION 3.6. Litigation and Environmental Mailers. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Credit Party, threatened against or affecting any Credit Party or any Subsidiary (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that challenges or would reasonably be expected to affect the legality, validity or enforceability of this Agreement.

                (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, neither of the Credit Parties nor any Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

                SECTION 3.7. Compliance with Laws and Agreements. Each of the Credit Parties and the Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to be so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

                SECTION 3.8. Investment and Holding Company Status. Neither of the Credit Parties nor any of the Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

                SECTION 3.9. Taxes. Each of the Credit Parties and the Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Guarantor, the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

                SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $25,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $25,000,000 the fair market value of the assets of all such underfunded Plans.

                SECTION 3.11. Disclosure. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Credit Parties to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Credit Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

                SECTION 3.12. Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" (within the respective meanings of each of the quoted terms under Regulation U of the Board as now and from time to time hereafter in effect) in a manner or in circumstances that would constitute or result in non-compliance by any Credit Party or any Lender with the provisions of Regulations U, T or X of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.

                SECTION 3.13. Subsidiaries. As of the date hereof, the Guarantor has only the Subsidiaries set forth on Schedule 3.13.

                SECTION 3.14. Insurance. Each Credit Party and each Subsidiary of each Credit Party maintains (pursuant to a self-insurance program and/or with financially sound and reputable insurers) insurance with respect to its properties and business and against at least such liabilities, casualties and contingencies and in at least such types and amounts as is customary in the case of companies engaged in the same or a similar business or having similar properties similarly situated.

                                   ARTICLE IV

                                   CONDITIONS

                SECTION 4.1. Effective Date. Except as otherwise provided in Sections 4.2 and 4.3, this Agreement shall become effective on the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.2):

                (a) The Administrative Agent (or its counsel) shall have received from each party hereto a counterpart of this Agreement signed on behalf of such party.

                (b) The Lenders and the Administrative Agent shall have received all fees required to be paid on or prior to the Effective Date.

                (c) Each Lender shall have received, for each Credit Party, consolidated balance sheets and statements of income, stockholders' equity and cash flows as of and for the fiscal year ended April 30, 2003, (A) reported on by PricewaterhouseCoopers LLP, independent public accountants, in respect of the financial statements of the Guarantor, and (B) certified by its chief financial officer, in respect of the financial statements of the Borrower. Such financial statements shall present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries and of the Guarantor and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP.

                SECTION 4.2. Closing Date. The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.2):

                (a) The Effective Date shall have occurred.

                (b) The Administrative Agent shall have received reasonably satisfactory written opinions (addressed to the Administrative Agent and the Lenders and dated the Closing Date) of Mayer, Brown, Rowe & Maw LLP, special New York counsel for the Credit Parties, and Bryan Cave LLP, special counsel for the Credit Parties, substantially in the forms of Exhibit B-1 and B-2, respectively, and covering such other matters relating to the Credit Parties, this Agreement or the Transactions as the Required Lenders shall reasonably request. The Credit Parties hereby request such counsel to deliver such opinion.

                (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Credit Parties, the authorization of the Transactions and any other legal matters relating to the Credit Parties, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

                (d) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by the President, a Vice President or a Financial Officer of each Credit

Party, confirming compliance with the conditions set forth in paragraphs (a) and
(b) of Section 4.3.

                (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

                (f) The Borrower shall have repaid all obligations owing and outstanding under the Existing Agreement.

                (g) All governmental and material third party approvals necessary in connection with the execution, delivery and performance of this Agreement shall have been obtained and be in full force and effect.

The Administrative Agent shall notify the Borrower and the Lenders of the Closing Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.2) at or prior to the Effective Date. Upon the Effective Date, all Lenders under the Existing Agreement that have not become parties hereto on or prior to the Effective Date shall no longer be Lenders hereunder, and the Commitments as of the Effective Date shall be as set forth on Schedule
2.1 hereto.

                SECTION 4.3. Each Loan. The obligation of each Lender to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

                (a) The representations and warranties of the Credit Parties set forth in Article III of this Agreement (other than the representations and warranties set forth in subsections 3.4(b), 3.6(a)(i) and 3.6(b)) shall be true and correct in all material respects on and as of the date of such Borrowing (except to the extent related to a specific earlier date).

                (b) At the time of and immediately after giving effect to such Borrowing, no Default shall have occurred and be continuing.

Each Borrowing shall be deemed to constitute a representation and warranty by each of the Credit Parties on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS


                Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, each of the Credit Parties covenants and agrees with the Lenders that:

                SECTION 5.1. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

                (a) within 90 days after the end of each fiscal year of the Guarantor, an audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows of the Guarantor and its consolidated Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Guarantor and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

                (b) (i) in the case of the Guarantor, within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Guarantor and (ii) in the case of the Borrower, within 90 days after the end of each fiscal year of the Borrower, consolidated balance sheets and related statements of operations and cash flows of the Borrower and the Guarantor and their consolidated Subsidiaries, and the consolidated statement of stockholders' equity of the Guarantor, as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer of the Borrower and the Guarantor as presenting fairly in all material respects the financial condition and results of operations of the Borrower and the Guarantor and their consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

                (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower and the Guarantor (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.1 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.4 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

                (d) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

                (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials (other than routine filings by OLDE Financial Corporation and its Subsidiaries, including H&R Block Financial Advisors, Inc., RSM McGladrey, Inc. ("RSM"), Birchtree Financial Services, Inc., RSM Equico Capital Markets, LLC or Option One Mortgage Corporation) filed by any Credit Party or any Subsidiary with the

Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by any Credit Party to its shareholders generally, as the case may be; and

                (f) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any Credit Party or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

                SECTION 5.2. Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

                (a) the occurrence of any Default;

                (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Credit Party or any Affiliate thereof that is reasonably likely to be adversely determined and, if so determined, would reasonably be expected to result in a Material Adverse Effect;

                (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in liability of the Borrower, the Guarantor or any Subsidiary in an aggregate amount exceeding $25,000,000; and

                (d) any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower and the Guarantor setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

                SECTION 5.3. Existence; Conduct of Business. Each Credit Party will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation, disposition or dissolution permitted under Section 6.4.

                SECTION 5.4. Payment of Taxes. Each Credit Party will, and will cause each of the Subsidiaries to, pay its Tax liabilities that, if not paid, would reasonably be expected to have a Material Adverse Effect before the same shall become delinquent, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Credit Party or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Effect.

                SECTION 5.5. Maintenance of Properties; Insurance. Each Credit Party will, and will cause each of the Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain (pursuant to a self-insurance program and/or with financially sound and reputable insurers) insurance in such amounts and against such risks as is customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

                SECTION 5.6. Books and Records; Inspection Rights. Each Credit Party will, and will cause each of the Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each Credit Party will, and will cause each of the Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided that so long as no Event of Default exists, each Credit Party and each Subsidiary shall have the right to be present and participate in any discussions with its independent accountants. Nothing in this Section 5.6 shall permit the Administrative Agent or any Lender to examine or otherwise have access to the tax returns or other confidential information of any customer of either Credit Party or any of their respective Subsidiaries.

                SECTION 5.7. Compliance with Laws. Each Credit Party will, and will cause each of the Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

                SECTION 5.8. Use of Proceeds. The proceeds of the Tranche A2 Revolving Loans will be used only for paying at maturity commercial paper issued by the Borrower from time to time and for general corporate purposes. The proceeds of the Tranche A1 Loans will be used only for paying at maturity commercial paper issued by the Borrower from time to time, for general corporate purposes and for working capital needs. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

                SECTION 5.9. Cleandown. During the period from March 1 to June 30 of each fiscal year, the Credit Parties shall reduce the aggregate outstanding principal amount of all their Short-Term Debt to $200,000,000 or less for a minimum period of thirty consecutive days.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

                Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, each of the Credit Parties covenants and agrees with the Lenders that:

                SECTION 6.1. Adjusted Net Worth. The Guarantor will not permit Adjusted Net Worth as at the last day of any fiscal quarter of the Guarantor to be less than $1,000,000,000.

                SECTION 6.2. Indebtedness. The Credit Parties will not, and will not permit any Subsidiary to create, incur, assume or permit to exist any Indebtedness, except:

                (a) subject to the proviso at the end of this Section 6.2, Indebtedness created hereunder;

                (b) Indebtedness existing on the date hereof and set forth in
Schedule 6.2 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

                (e) seasonal Indebtedness of H&R Block Canada, Inc., provided that the aggregate principal amount of all such Indebtedness incurred pursuant to this subsection (c) shall not exceed 125,000,000 Canadian dollars at any time outstanding;

                (d) Indebtedness of the Borrower and the Guarantor, provided that (i) the obligations of the Credit Parties hereunder shall rank pari passu with such Indebtedness (including with respect to security), (ii) such Indebtedness shall have a final maturity more than one year after the date of its incurrence and (iii) the aggregate principal amount of all Indebtedness permitted by this subsection (d) shall not exceed $1,500,000,000 at any time outstanding;

                (e) subject to the proviso at the end of this Section 6.2, (i) Indebtedness in connection with commercial paper issued in the United States through the Borrower which is guaranteed by the Guarantor and (ii) Indebtedness under bank lines of credit or similar facilities;

                (f) Indebtedness in connection with Guarantees of the performance of any Subsidiary's obligations under or pursuant to (i) any office lease entered into in the ordinary course of business, and (ii) any promotional, joint-promotional, cross-promotional, joint marketing, service, equipment or supply procurement, software license or other similar agreement entered into by such Subsidiary with one or more vendors, suppliers, retail businesses or other third parties in the ordinary course of business, including, but not limited to, indemnification obligations relating to such Subsidiary's failure to perform its obligations under such lease or agreement;

                (g) acquisition-related Indebtedness (either incurred or assumed) and Indebtedness in connection with the Guarantor's guarantees of the payment or performance of primary obligations of Subsidiaries of the Guarantor in connection with such Subsidiaries' acquisition in accordance with subsection 6.4(b), or Indebtedness secured by Liens permitted under subsection 6.3(f); provided that, during any fiscal year, the aggregate outstanding principal amount of all Indebtedness incurred pursuant to this subsection 6.2(g) shall not exceed at any time $325,000,000;

                (h) Indebtedness of any Credit Party to any other Credit Party, of any Credit Party to any Subsidiary, of any Subsidiary to any Credit Party and of any Subsidiary to any other Subsidiary; provided that such Indebtedness shall not be prohibited by Section 6.5;

                (i) Indebtedness in connection with repurchase agreements pursuant to which mortgage loans of a Credit Party or a Subsidiary are sold with the simultaneous agreement to repurchase the mortgage loans at the same price plus interest at an agreed upon rate; provided that the aggregate outstanding principal amount of all Indebtedness incurred pursuant to this subsection 6.2(i) shall not at any time exceed $500,000,000; provided, further, that no agreed upon repurchase date shall be later than 90 business days after the date of the corresponding repurchase agreement;

                (j) Indebtedness in connection with Guarantees or Guarantee Obligations which are made, given or undertaken as representations and warranties, indemnities or assurances of the payment or performance of primary obligations in connection with securitization transactions or other transactions permitted hereunder, as to which primary obligations the primary obligor is a Credit Party, a Subsidiary or a securitization trust or similar securitization vehicle to which a Credit Party or a Subsidiary sold, directly or indirectly, the relevant mortgage loans;

                (k) Indebtedness of RSM, a Subsidiary of the Guarantor, to McGladrey & Pullen, LLP ("M&P") and certain related trusts under (i) that certain Asset Purchase Agreement dated as of June 28, 1999 among RSM, M&P, the Guarantor and certain other parties signatory thereto (the "M&P Purchase Agreement") and (ii) the Retired Partners Agreement and the Loan Agreement (as such terms are defined in the M&P Purchase Agreement); provided that the aggregate outstanding principal amount payable in respect of such Indebtedness permitted under this paragraph (k) shall not exceed $200,000,000 at any time;

                (i) Indebtedness in connection with (i) Capital Lease Obligations in an aggregate outstanding principal amount not at any time exceeding $50,000,000 (excluding any Capital Lease Obligations permitted by subsection 6.2(o)), (ii) obligations under existing mortgages in an aggregate outstanding principal amount not exceeding $12,000,000 at any time, (iii) securities sold and not yet purchased, provided that the aggregate outstanding principal amount of all Indebtedness incurred pursuant to this clause (iii) shall not at any time exceed $15,000,000, (iv) customer deposits in the ordinary course of business, (v) payables to brokers and dealers in the ordinary course of business and (vi) reimbursement obligations relating to letters of credit in favor of a clearing corporation, provided such letters of credit are used solely to satisfy margin deposit requirements and the aggregate outstanding exposure of the Guarantor and the Subsidiaries under all such letters of credit shall not exceed $200,000,000 at any time;

                (m) subject to the proviso at the end of this Section 6.2, Indebtedness in an aggregate outstanding principal amount not to exceed $1,500,000,000; provided, however, that (i) the proceeds of such Indebtedness are used solely in connection with the Borrower's Refund Anticipation Loans Program, (ii) such Indebtedness is incurred during the period beginning on January 15 of any year and ending on March 15 of such year, (iii) such Indebtedness is repaid in full by the earlier of March 15 the year in which such Indebtedness is incurred and (iv) the covenants contained in any agreement relating to such Indebtedness, or guarantee thereof (other than covenants specific to the Borrower's Refund Anticipation Loan Program and the operation thereof), are no more restrictive than the covenants contained in this Agreement;

                (n) subject to the proviso at the end of this Section 6.2, liabilities related to the RAL Receivables Transactions to the extent consistent with the definition thereof; and

                (o) Indebtedness in an amount not exceeding $150,000,000 in connection with the acquisition, development or construction of the Guarantor's new headquarters;

                (p) deposits and other customary banking related liabilities incurred by banking Subsidiaries in the ordinary course of business;

                (q) customary liabilities of broker-dealers incurred by broker-dealer Subsidiaries in the ordinary course of business; and

                (r) Indebtedness secured by Liens permitted by subsection 6.3(d) or 6.3(e);

provided, that the sum of the aggregate outstanding principal amount of all Indebtedness permitted pursuant to subsections 6.2(a), 6.2(e) and 6.2(m) plus the RAL Receivables Amount shall not at any time exceed the greater of the aggregate Commitments then in effect or the then outstanding principal amount of the Loans, except that, during the period from January 15 of any year to March 15 of such year, such sum may exceed the greater of the aggregate Commitments then in effect or the then outstanding principal amount of the Loans by up to $1,500,000,000.

                SECTION 6.3. Liens. Each Credit Party will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

                (a) Permitted Encumbrances;

                (b) any Lien on any property or asset of any Credit Party or any Subsidiary existing on the date hereof and set forth in Schedule 6.3; provided that (i) such Lien shall not apply to any other property or asset of any Credit Party or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

                (c) any Lien existing on any property or asset prior to the acquisition thereof by any Credit Party or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary;

provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be,
(ii) such Lien shall not apply to any other property or assets of any Credit Party or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

                (d) Liens and transfers in connection with the securitization, financing or other transfer of any mortgage loans or mortgage servicing reimbursement rights (and/or, in each case, related rights and interests) owned by the Borrower or any of its Subsidiaries;

                (e) Liens and transfers in connection with the securitization or other transfer of any credit card receivables (and/or related rights and interests) owned by the Borrower or any of its Subsidiaries;


                (f) Liens on fixed or capital assets acquired, constructed or improved by any Credit Party or any Subsidiary to secure Indebtedness of such Credit Party or such Subsidiary incurred to finance the acquisition, construction or improvement of such fixed or capital assets; provided that (i) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (ii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and
(iii) such security interests shall not apply to any other property or assets of any Credit Party or any Subsidiary;

                (g) Liens arising in connection with repurchase agreements contemplated by Section 6.2(i); provided that such security interests shall not apply to any property or assets of any Credit Party or any Subsidiary except for the mortgage loans or securities, as applicable, subject to such repurchase agreements;

                (h) Liens arising in connection with Indebtedness permitted by
Section 6.2(l)(v), which Liens are granted in the ordinary course of business;

                (i) Liens not otherwise permitted by this Section 6.3 so long as the Obligations hereunder are contemporaneously secured equally and ratably with the obligations secured thereby;

                (j) Liens not otherwise permitted by this Section 6.3, so long as the aggregate outstanding principal amount of the obligations secured thereby does not exceed (as to the Credit Parties and all Subsidiaries) $250,000,000 at any one time;

                (k) Liens and transfers in connection with the RAL Receivables Transaction; and

                (l) Liens on Unrestricted Margin Stock.

                SECTION 6.4. Fundamental Changes; Sale of Assets. (a) Each Credit Party will not, and will not permit any Material Subsidiary to, merge into or consolidate with any other

Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets (other than Unrestricted Margin Stock), or all or substantially all of the stock or assets related to its tax preparation business or liquidate or dissolve, except (i) transfers in connection with the RAL Receivables Transaction and other securitizations otherwise permitted hereby, (ii) sales and other transfers of mortgage loans (and/or related rights and interests) and (iii) if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, (A) any Material Subsidiary other than the Borrower may merge into a Credit Party in a transaction in which the Credit Party is the surviving corporation, (B) any wholly owned Material Subsidiary other than the Borrower may merge into any other wholly owned Material Subsidiary in a transaction in which the surviving entity is a wholly owned Subsidiary, (C) any Material Subsidiary other than the Borrower may sell, transfer, lease or otherwise dispose of its assets to the Guarantor or to another Material Subsidiary and (D) any Material Subsidiary other than the Borrower may liquidate or dissolve if the Guarantor determines in good faith that such liquidation or dissolution is in the best interests of the Guarantor and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.5.

                (b) Except as set forth on Schedule 6.4(b), the Credit Parties will not, and will not permit any Material Subsidiary to, engage to any material extent in any business other than businesses of the type conducted by the Credit Parties and the Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

                SECTION 6.5. Transactions with Affiliates. Each Credit Party will not, and will not permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to such Credit Party or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties and (b) transactions between or among the Guarantor and its Subsidiaries not involving any other Affiliate.

                SECTION 6.6. Restrictive Agreements The Credit Parties will not, and will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that by its terms prohibits, restricts or imposes any condition upon (a) the ability of any Credit Party or any Subsidiary to create, incur or permit to exist any Lien upon any of its material property or assets (unless such agreement or arrangement does not prohibit, restrict or impose any condition upon the ability of either Credit Party or any Subsidiary to create, incur or permit to exist any Lien in favor of the Administrative Agent or any Lender created hereunder), or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Guarantor or any other Subsidiary or to Guarantee Indebtedness of the Guarantor or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.6 (but shall apply to any extension, renewal, amendment or modification expanding the scope of any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the securitization, financing or other transfer of mortgage loans (and/or related rights and interests) owned by the Borrower or any of its Subsidiaries, (v) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (vi) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof and (vii) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to Indebtedness permitted hereunder pursuant to subsection 6.2(m) or the RAL Receivables Transaction.

                                   ARTICLE VII

                                    GUARANTEE


                SECTION 7.1. Guarantee. (a) The Guarantor hereby unconditionally and irrevocably guarantees to the Administrative Agent and the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

                (b) The Guarantor further agrees to pay any and all expenses (including, without limitation, all fees and disbursements of counsel) which may be paid or incurred by the Administrative Agent or any Lender in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantor under this Article. This Article shall remain in full force and effect until the Obligations and the obligations of the Guarantor under the guarantee contained in this Article shall have been satisfied by payment in full and the Commitments shall be terminated, notwithstanding that from time to time prior thereto the Borrower may be free from any Obligations.

                (c) No payment or payments made by any Credit Party, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from any Credit Party or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder which shall, notwithstanding any such payment or payments, remain liable hereunder for the Obligations until the Obligations are paid in full and the Commitments are terminated.

                (d) The Guarantor agrees that whenever, at any time or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability hereunder, it will notify the Administrative Agent and such Lender in writing that such payment is made under this Article for such purpose.

                SECTION 7.2. Delay of Subrogation. Notwithstanding any payment or payments made by the Guarantor hereunder, or any set-off or application of funds of the Guarantor by the Administrative Agent or any Lender, the Guarantor shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or against any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower in respect of payments made by the Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrower on account of the Obligations are paid in full and the Commitments are terminated. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Administrative Agent in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Administrative Agent, if required) to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine. The provisions of this Section shall be effective notwithstanding the termination of this Agreement and the payment in full of the Obligations and the termination of the Commitments.

                SECTION 7.3. Amendments, etc. with respect to the Obligations; Waiver of Rights. The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor, and without notice to or further assent by the Guarantor, any demand for payment of any of the Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender, and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and this Agreement and any other documents executed and delivered in connection herewith may be amended, modified, supplemented or terminated, in whole or in part, in accordance with the provisions hereof as the Administrative Agent (or the requisite Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Agreement or any property subject thereto. When making any demand hereunder against the Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on the Borrower or any other guarantor, and any failure by the Administrative Agent or any Lender to make any such demand or to collect any payments from the Borrower or any such other guarantor or any release of the Borrower or such other guarantor shall not relieve the Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent or any Lender against the Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

                SECTION 7.4. Guarantee Absolute and Unconditional. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this Agreement or acceptance of this Agreement; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Agreement; and all dealings between the Borrower and the Guarantor, on the one hand, and the Administrative Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Agreement. The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower and the Guarantor with respect to the Obligations. This Article shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of this Agreement, any other documents executed and delivered in connection herewith, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Guarantor against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations, or of the Guarantor under this Article, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Guarantor, the Administrative Agent and any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against the Guarantor. This Article shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and its successors and assigns, and shall inure to the benefit of the Administrative Agent and the Lenders, and their respective successors, indorsees, transferees and assigns, until all the Obligations and the obligations of the Guarantor under this Agreement shall have been satisfied by payment in full and the Commitments shall be terminated, notwithstanding that from time to time during the term of this Agreement the Borrower may be free from any Obligations.

                SECTION 7.5. Reinstatement. This Article shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Credit Party or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Credit Party or any substantial part of its property, or otherwise, all as though such payments had not been made.

                SECTION 7.6. Payments. The Guarantor hereby agrees that all payments required to be made by it hereunder will be made to the Administrative Agent without set-off or counterclaim in accordance with the terms of the Obligations, including, without limitation, in the currency in which payment is due.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT


                If any of the following events ("Events of Default") shall occur:

                (a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

                (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five business days;

                (c) any representation or warranty made or deemed made by any Credit Party (or any of its officers) in or in connection with this Agreement or any amendment or modification hereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof, shall prove to have been incorrect in any material respect when made or deemed made;

                (d) any Credit Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.2, 5.3 (with respect to the Credit Parties' existence), 5.8 or 5.9 or in Article VI;

                (e) any Credit Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent (given at the request of any Lender) to the Borrower;

                (f) any Credit Party or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after expiration of any applicable grace or cure period);

                (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (after expiration of any applicable grace or cure period) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness or (ii) any obligation under a Hedging Agreement that becomes due as a result of a default by a party thereto other than a Credit Party or a Subsidiary;

                (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Credit Party or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Party or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                (i) any Credit Party or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding,

(v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

                (j) any Credit Party or any Material Subsidiary shall become unable, admit in writing or fail generally to pay its debts as they become due;

                (k) one or more final judgments for the payment of money shall be rendered against the Guarantor, the Borrower, any Subsidiary or any combination thereof and either (i) a creditor shall have commenced enforcement proceedings upon any such judgment in an aggregate amount (to the extent not covered by insurance as to which the relevant insurance company has not denied coverage) in excess of $40,000,000 (a "Material Judgment") or (ii) there shall be a period of 30 consecutive days during which a stay of enforcement of any Material Judgment shall not be in effect (by reason of pending appeal or otherwise) (it being understood that, notwithstanding the definition of "Default", no "Default" shall be triggered solely by the rendering of such a judgment or judgments prior to the commencement of enforcement proceedings or the lapse of such 30 consecutive day period, so long as such judgments are capable of satisfaction by payment at any time);

                (1) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;

                (m) a Change in Control shall occur; or

                (n) the Guarantee contained in Article VII herein shall cease, for any reason, to be in full force and effect in any material respect or any Credit Party shall so assert;

then, and in every such event (other than an event with respect to the Credit Parties described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:
(i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations of the Credit Parties accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties; and in case of any event with respect to the Credit Parties described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other Obligations of the Credit Parties accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties.

                                   ARTICLE IX

                            THE ADMINISTRATIVE AGENT


                Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

                The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

                The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Credit Party or any Subsidiary that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or when expressly, required hereby, all the Lenders) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by any Credit Party or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

                The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for any Credit Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                The Administrative Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and of all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

                Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with the consent of the Borrower (which consent shall not be unreasonably withheld), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 10.3 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

                Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

                Notwithstanding anything to the contrary contained in this Agreement, the parties hereto hereby agree that no agent (other than the Administrative Agent) shall have any rights, duties or responsibilities in its capacity as agent hereunder and that no agent (other than the Administrative Agent) shall have the authority to take any action hereunder in its capacity as such.

                                    ARTICLE X

                                  MISCELLANEOUS


        SECTION 10.1. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

        (a) if to the Borrower or the Guarantor, to it at 4400 Main Street, Kansas City, Missouri 64111, Attention of Frank J. Cotroneo (Telecopy No. (816) 753-8628);

        (b) if to the Administrative Agent or the Swingline Lender, to JPMorgan Chase Bank, Loan and Agency Services Group, 1111 Fannin Street, Houston, TX 77002, Attention of Sandra Choate (Telecopy No. (713) 750-2932), with a copy to JPMorgan Chase Bank, 270 Park Avenue, New York, New York 10017, Attention of William Castro (Telecopy No. (212) 270-1789); and

        (c) if to any Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt. Notices and other communications to the Lenders hereunder may be posted to Intralinks or a similar website or delivered by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent, the Borrower or the Guarantor may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

        SECTION 10.2. Waivers; Amendments. (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Credit Parties therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

        (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Credit Parties and the Required Lenders or by the Credit Parties and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby,
(iv) change Section 2.16(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) release the guarantee contained in Article VII, without the written consent of each Lender or (vi) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Swingline Lender hereunder without the prior written consent of the Administrative Agent or the Swingline Lender, as the case may be.

        SECTION 10.3. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all out-of-pocket expenses incurred by the Administrative Agent, or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made hereunder, including in connection with any workout, restructuring or negotiations in respect thereof.

        (b) The Credit Parties shall jointly and severally indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee"), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Credit Parties or any Subsidiaries, or any Environmental Liability related in any way to the Credit Parties or any Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

        (c) To the extent that any Credit Party fails to pay any amount required to be paid by it to the Administrative Agent or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or the Swingline Lender, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Swingline Lender in its capacity as such. The Administrative Agent or the Swingline Lender shall have the right to deduct any amount owed to it by any Lender under this paragraph (c) from any payment made by it to such Lender hereunder.

        (d) To the extent permitted by applicable law, the Credit Parties shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

        (e) All amounts due under this Section shall be payable promptly after written demand therefor.

        SECTION 10.4. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Credit Party without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

        (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Borrower and the Administrative Agent (and, in the case of an assignment of all or a portion of a Commitment or any Lender's obligations in respect of its Swingline Exposure, the Swingline Lender) must give its prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning

Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and (vi) each partial assignment shall be made ratably between the Tranche A1 Commitments and Tranche A1 Loans, on the one hand, and the Tranche A2 Commitments and Tranche A2 Loans, on the other hand; provided, further, that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default has occurred and is continuing. Upon acceptance and recording pursuant to paragraph
(d) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 10.3). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

        (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and each Credit Party, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

        (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

        (e) Any Lender may, without the consent of any Credit Party, the Administrative Agent or the Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this

Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Credit Parties, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.2(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.

        (f) A Participant shall not be entitled to receive any greater payment under Section 2.13 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.15(e) as though it were a Lender.

        (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

        (h) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that
(i) nothing herein shall constitute a commitment by any SPC to make any Loan and
(ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any state thereof. In addition, notwithstanding anything to the contrary in this Section 10.4(h), any SPC may (A) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender, or with the prior written consent of the Borrower and the Administrative Agent (which consent shall not be unreasonably withheld) to any financial institutions providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans, and (B) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC; provided that non-public information with respect to the Borrower may be disclosed only with the Borrower's consent which will not be unreasonably withheld. This paragraph (h) may not be amended without the written consent of any SPC with Loans outstanding at the time of such proposed amendment. An SPC shall not be entitled to receive any greater payment under Section 2.13 or 2.15 than the applicable Granting Lender would have been entitled to receive under such Sections if the Granting Lender had made the relevant credit extension.

        SECTION 10.5. Survival. All covenants, agreements, representations and warranties made by the Credit Parties herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.13, 2.14, 2.15 and 10.3 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

        SECTION 10.6. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in
Section 4.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

        SECTION 10.7. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

        SECTION 10.8. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of either Credit Party against any of and all the obligations of such Credit Party now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

        SECTION 10.9. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

        (b) Each Credit Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Credit Party or its properties in the courts of any jurisdiction.

        (c) Each Credit Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

        (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

        SECTION 10.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

        SECTION 10.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

        SECTION 10.12. Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section by it or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than any Credit Party. For the purposes of this Section, "Information" means all information received from any Credit Party relating to any Credit Party or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by such Credit Party; provided that, in the case of information received from any Credit Party after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding anything herein to the contrary, any party to this Agreement (and any employee, representative, or other agent of any party to this Agreement) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax treatment of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure.

However, (x) any such information relating to the tax treatment or tax structure is required to be kept confidential to the extent necessary to comply with any applicable federal or state securities laws and (y) with respect to any document that contains information concerning the tax treatment or tax structure of the transactions contemplated hereby as well as other information, the foregoing sentence shall only apply to such portions of such document that relate to such tax treatment or tax structure.

        SECTION 10.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

        SECTION 10.14 Termination of Existing Agreement. The Lenders that are parties to the Existing Agreement (and which constitute "Required Lenders" under and as defined in the Existing Agreement) hereby waive the three business days' notice requirement set forth in Section 2.7 of the Existing Agreement for terminating the commitments under the Existing Agreement, and such Lenders and the Company agree that, subject to the Company's payment of all amounts then payable under the Existing Agreement (whether or not then due), the commitments under the Existing Agreement shall be terminated on the Closing Date and replaced by the Commitments hereunder. After the termination of such commitments, the Existing Agreement shall be of no further force or effect (except for provisions thereof which by their terms survive termination thereof).

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.



                                BLOCK FINANCIAL CORPORATION


                                By: (ILLEGIBLE)
                                   --------------------------------
                                    Title: President



                                H&R BLOCK, INC.


                                By: (ILLEGIBLE)
                                   --------------------------------
                                Title: President, Chief Executive
                                       Officer and Chairman of the Board



                                JPMORGAN CHASE BANK,
                                as Administrative Agent, as a Lender and as Swingline Lender


                                By:
                                   --------------------------------
                                     Title:

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.



                                BLOCK FINANCIAL CORPORATION


                                By:
                                   --------------------------------
                                   Title:



                                H&R BLOCK, INC.


                                By:
                                   --------------------------------
                                Title:




                                JPMORGAN CHASE BANK,
                                as Administrative Agent, as a Lender and as Swingline Lender


                                By: (ILLEGIBLE)
                                   --------------------------------
                                   Title: Vice President

                                Signature page for the Credit and Guarantee
                                Agreement, dated as of August 12, 2003, among Block Financial Corporation, as Borrower, H&R Block, Inc., as Guarantor, the Lenders party thereto and JPMorgan Chase Bank, as Administrative Agent

                                     Bank of America, N.A.
                                -----------------------------------------------
                                [Name of Lender]


                                By: /s/ CAROLYN WARREN
                                   --------------------------------------------
                                        Name:  Carolyn Warren
                                        Title: Principal

                                Signature page for the Credit and Guarantee
                                Agreement, dated as of August 12, 2003, among Block Financial Corporation, as Borrower, H&R Block, Inc., as Guarantor, the Lenders party thereto and JPMorgan Chase Bank, as Administrative Agent

                                Bank One, N.A.
                                -----------------------------------------------
                                [Name of Lender]


                                By:  /s/ NELSON ALBRECHT
                                   --------------------------------------------
                                        Name:  Nelson Albrecht
                                        Title: Director

                                Signature page for the Credit and Guarantee
                                Agreement, dated as of August 12, 2003, among Block Financial Corporation, as Borrower, H&R Block, Inc., as Guarantor, the Lenders party thereto and JPMorgan Chase Bank, as Administrative Agent

                                /s/ David L. Harris
                                -----------------------------------------------
                                Citibank, N.A.



                                By:
                                   --------------------------------------------
                                Name: David L. Harris
                                Title: Vice President

                                Signature page for the Credit and Guarantee
                                Agreement, dated as of August 12, 2003, among Block Financial Corporation, as Borrower, H&R Block, Inc., as Guarantor, the Lenders party thereto and JPMorgan Chase Bank, as Administrative Agent

                                     COMERCIA BANK
                                -----------------------------------------------
                                [Name of Lender]


                                By:  /s/ JAMES B. HAEFFNER
                                   --------------------------------------------
                                        Name:  James B. Haeffner
                                        Title: First Vice President

                                Signature page for the Credit and Guarantee
                                Agreement, dated as of August 12, 2003, among Block Financial Corporation, as Borrower, H&R Block, Inc., as Guarantor, the Lenders party thereto and JPMorgan Chase Bank, as Administrative Agent

                                     Commerce Bank, N.A.
                                -----------------------------------------------
                                [Name of Lender]


                                By:  /s/ AMY GALES
                                   --------------------------------------------
                                        Name:  Amy Gales
                                        Title: Vice President

                                Signature page for the Credit and Guarantee
                                Agreement, dated as of August 12, 2003, among Block Financial Corporation, as Borrower, H&R Block, Inc., as Guarantor, the Lenders party thereto and JPMorgan Chase Bank, as Administrative Agent


                                -----------------------------------------------
                                Credit Lyonnais New York Branch


                                By:  /s/ KENNETH RICCIARDI
                                   --------------------------------------------
                                        Kenneth Ricciardi
                                        Vice President

                                Signature page for the Credit and Guarantee
                                Agreement, dated as of August 12, 2003, among Block Financial Corporation, as Borrower, H&R Block, Inc., as Guarantor, the Lenders party thereto and JPMorgan Chase Bank, as Administrative Agent

                                Credit Suisse First Boston, acting through
                                its Cayman Islands Branch
                                -----------------------------------------------


                                By:  /s/ KARL M. STUDER
                                   --------------------------------------------
                                        Name:  Karl M. Studer
                                        Title: Director

                                By:  /s/ BARBARA WONG
                                   --------------------------------------------
                                        Name:  Barbara Wong
                                        Title: Associate

                                Signature page for the Credit and Guarantee
                                Agreement, dated as of August 12, 2003, among Block Financial Corporation, as Borrower, H&R Block, Inc., as Guarantor, the Lenders party thereto and JPMorgan Chase Bank, as Administrative Agent

                                Deutsche Bank AG New York Branch
                                -----------------------------------------------
                                [Name of Lender]


                                By:     /s/ GAYMA Z. SHIVNARAIN
                                   --------------------------------------------
                                        Name:  Gayma Z. Shivnarain
                                        Title: Director


                                By:     /s/ KATHLEEN BOWERS
                                   --------------------------------------------
                                        Name:  Kathleen Bowers
                                        Title: Director

                                Signature page for the Credit and Guarantee
                                Agreement, dated as of August 12, 2003, among Block Financial Corporation, as Borrower, H&R Block, Inc., as Guarantor, the Lenders party thereto and JPMorgan Chase Bank, as Administrative Agent

                                Fifth Third Bank
                                -----------------------------------------------
                                [Name of Lender]


                                By:     /s/ ANDY BUSCHRE
                                   --------------------------------------------
                                        Name:  Andy Buschre
                                        Title: Vice President

                                Signature page for the Third Amended and
                                Restated Credit and Guarantee Agreement, dated
                                as of August   , 2003, among Block Financial
                                Corporation, as Borrower, H&R Block, Inc., as Guarantor, the Lenders party thereto and JPMorgan Chase Bank, as Administrative Agent

                                First National Bank of Kansas
                                -----------------------------------------------
                                [Name of Lender]


                                By:     /s/ JOHN C. TAYLOR
                                   --------------------------------------------
                                        Name:  John C. Taylor
                                        Title: Senior Vice President

                                Signature page for the Credit and Guarantee
                                Agreement, dated as of August 12, 2003, among Block Financial Corporation, as Borrower, H&R Block, Inc., as Guarantor, the Lenders party thereto and JPMorgan Chase Bank, as Administrative Agent

                                Keybank National Association
                                -----------------------------------------------
                                [Name of Lender]


                                By:        /s/ FRANCIS W. LUTZ, JR.
                                   --------------------------------------------
                                        Name:  Francis W. Lutz, Jr.
                                        Title: Vice President

                                Signature page for the Third Amended and
                                Restated Credit and Guarantee Agreement, dated
                                as of August    , 2003, among Block Financial
                                Corporation, as Borrower, H&R Block, Inc., as Guarantor, the Lenders party thereto and JPMorgan Chase Bank, as Administrative Agent

                                Lehman Brothers Bank, FSB
                                -----------------------------------------------
                                [Name of Lender]


                                By:     /s/ KEVIN D. MAHN
                                   --------------------------------------------
                                        Name:  Kevin D. Mahn
                                        Title: Sup

                                Signature page for the Credit and Guarantee
                                Agreement, dated as of August 12, 2003, among Block Financial Corporation, as Borrower, H&R Block, Inc., as Guarantor, the Lenders party thereto and JPMorgan Chase Bank, as Administrative Agent

                                Mellon Bank, N.A.
                                -----------------------------------------------
                                [Name of Lender]


                                By:     /s/ DAVID B. WIRL
                                   --------------------------------------------
                                        Name:  David B. Wirl
                                        Title: Vice President

                                Signature page for the Credit and Guarantee
                                Agreement, dated as of August 12, 2003, Among Block Financial Corporation, as Borrower, H&R Block, Inc., as Guarantor, the Lenders party thereto and JPMorgan Chase Bank, as Administrative Agent


                                -----------------------------------------------
                                Merrill Lynch Bank USA



                                By:     /s/ LOUIS ALDER
                                   --------------------------------------------
                                        Name:  Louis Alder
                                        Title: Vice President

                                Signature page for the Credit and Guarantee
                                Agreement, dated as of August 12, 2003, among Block Financial Corporation, as Borrower, H&R Block, Inc., as Guarantor, the Lenders party thereto and JPMorgan Chase Bank, as Administrative Agent

                                National City Bank
                                -----------------------------------------------
                                [Name of Lender]


                                By:     /s/ MICHAEL J. DURBIN
                                   --------------------------------------------
                                        Name:  Michael J. Durbin
                                        Title: Senior Vice President

                                Signature page for the Third Amended and Restated Credit and Guarantee Agreement, dated as of August ___, 2003, among Block Financial Corporation, as Borrower, H&R Block, Inc., as Guarantor, the Lenders party thereto and JPMorgan Chase Bank, as Administrative Agent

                                PNC Bank, National Association
                                -----------------------------------------------
                                [Name of Lender]


                                By:     /s/ PHILIP K. LIEBSCHER
                                   --------------------------------------------
                                        Name:  Philip K. Liebscher
                                        Title: Vice President

                                Signature page for the Credit and Guarantee
                                Agreement, dated as of August 12, 2003, among Block Financial Corporation, as Borrower, H&R Block, Inc., as Guarantor, the Lenders party thereto and JPMorgan Chase Bank, as Administrative Agent

                                Royal Bank of Canada
                                -----------------------------------------------
                                [Name of Lender]


                                By:     /s/ CHRIS ABE
                                   --------------------------------------------
                                        Name:  Chris Abe
                                        Title: Manager

                                Signature page for the Credit and Guarantee
                                Agreement, dated as of August 12, 2003, among Block Financial Corporation, as Borrower, H&R Block, Inc., as Guarantor, the Lenders party thereto and JPMorgan Chase Bank, as Administrative Agent

                                The Royal Bank of Scotland plc
                                -----------------------------------------------
                                [Name of Lender]


                                By:     /s/ DIANE FERGUSON
                                   --------------------------------------------
                                        Name:  Diane Ferguson
                                        Title: Senior Vice President

                                Signature page for the Credit and Guarantee
                                Agreement, dated as of August 12, 2003, among Block Financial Corporation, as Borrower, H&R Block, Inc., as Guarantor, the Lenders party thereto and JPMorgan Chase Bank, as Administrative Agent

                                The Bank of Nova Scotia
                                -----------------------------------------------
                                [Name of Lender]


                                By: /s/ JOHN W. CAMPBELL
                                   --------------------------------------------
                                        Name:  John W. Campbell
                                        Title: Managing Director

                                Signature page for the Credit and Guarantee
                                Agreement, dated as of August 12, 2003, among Block Financial Corporation, as Borrower, H&R Block, Inc., as Guarantor, the Lenders party thereto and JPMorgan Chase Bank, as Administrative Agent

                                UBS AG, CAYMAN ISLANDS BRANCH


                                By /s/ PATRICIA O'KICKI
                                  ---------------------------------------------
                                  Patricia O'Kicki
                                  Director


                                By /s/ WILFRED V. SAINT
                                  --------------------------------------------
                                  Wilfred V. Saint
                                  Associate Director
                                  Banking Products Services, US

                                Signature page for the Third Amended and Restated Credit and Guarantee Agreement, dated as of August __, 2003, among Block Financial Corporation, as Borrower, H&R Block, Inc., as Guarantor, the Lenders party thereto and JPMorgan Chase Bank, as Administrative Agent

                                U.S. Bank, National Association
                                -----------------------------------------------
                                [Name of Lender]


                                By:     /s/ JOHN P. MILLS
                                   --------------------------------------------
                                        Name:  John P. Mills
                                        Title: Vice President

                                Signature page for the Credit and Guarantee
                                Agreement, dated as of August 12, 2003, among Block Financial Corporation, as Borrower, H&R Block, Inc., as Guarantor, the Lenders party thereto and JPMorgan Chase Bank, as Administrative Agent

                                Wachovia Bank National Association
                                -----------------------------------------------
                                [Name of Lender]


                                By:     /s/ THOMAS L. STITCHBERRY
                                   --------------------------------------------
                                        Name:  Thomas L. Stitchberry
                                        Title: Managing Director

                                Signature page for the Credit and Guarantee
                                Agreement, dated as of August 12, 2003, among Block Financial Corporation, as Borrower, H&R Block, Inc., as Guarantor, the Lenders party thereto and JPMorgan Chase Bank, as Administrative Agent



                                Wells Fargo Bank, N.A.
                                -----------------------------------------------
                                [Name of Lender]


                                By:     /s/ MELISSA NACHMAN
                                   --------------------------------------------
                                        Name:  Melissa Nachman
                                        Title: Vice President


                                By:     /s/ STEVE BUENTER
                                   --------------------------------------------
                                        Name:  Steve Buenter
                                        Title: Vice President

                                                                    EXHIBIT 10.4
                                                                    EXHIBIT A

                                    FORM OF
                           ASSIGNMENT AND ACCEPTANCE

         Reference is made to the $2,000,000,000 Credit and Guarantee Agreement, dated as of August 12, 2003 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Block Financial Corporation (the "Borrower"), H&R Block, Inc., the Lenders party thereto and JPMorgan Chase
Bank, as administrative agent for the Lenders (in such capacity, the "Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         The Assignor identified on Schedule 1 hereto (the "Assignor") and the Assignee identified on Schedule 1 hereto (the "Assignee") agree as follows:

         1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchasers and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the "Assigned Interest") in and to the Assignor's rights and obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as are set forth on Schedule 1 hereto (individually, an "Assigned Facility"; collectively, the "Assigned Facilities"), in a principal amount for each Assigned Facility as set forth on
Schedule 1 hereto.

         2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Credit Party, any of their respective Subsidiaries or any other obligor or the performance or observance by any Credit Party, any of their Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches any promissory notes held by it evidencing the Assigned Facilities and (i) requests that the Agent, upon request by the Assignee, exchange the attached promissory notes for a new promissory note or promissory notes payable to the Assignee and (ii) if the Assignor has retained any interest in the Assigned Facility, requests that the Agent exchange the attached promissory notes for a new promissory note or promissory notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

         3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Section 3.4 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agent by the terms thereof, together with such powers as are incidental thereto; and
(e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 2.14 of the Credit Agreement.

     4. The effective date of this Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule 1 hereto (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance by it and recording by the Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Agent, be earlier than five Business Days after the date of such acceptance and recording by the Agent).

     5. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

     6. From and after the Effective Date, (a) the Assignee shall be a party tot the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

     7. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                                   Schedule 1

                          to Assignment and Acceptance



Name of Assignor:
                 ------------------------------

Name of Assignee:
                 ------------------------------

Effective Date of Assignment:
                             ------------------------------


      Credit           Tranche             Principal              Commitment
 Facility Assigned    Assigned           Amount Assigned     Percentage Assigned
 -----------------    --------           ---------------     -------------------
 Revolving Credit    Tranche A2          $____________          __._______%
 Revolving Credit    Tranche A1          $____________          __._______%

[NAME OF ASSIGNEE]                       [NAME OF ASSIGNOR]

By:                                      By:
   -----------------------------            -------------------------------
Title:                                   Title:


Consented to and Accepted:               [Consented To:

JPMORGAN CHASE BANK, as                  BLOCK FINANCIAL CORPORATION
Administrative Agent and as Swingline
Lender
                                         By:
By:                                         -------------------------------
   -----------------------------         Title]
Title:

                                                                     EXHIBIT B-1


               [FORM OF OPINION OF MAYER, BROWN, ROWE & MAW LLP]

                   (MAYER, BROWN, ROWE & MAW LLP LETTERHEAD)

                                August 12, 2003

JPMorgan Chase Bank,
  as Administrative Agent
  and each of the other financial institutions which is a party to the Credit Agreement referred to below

Re: Credit and Guarantee Agreement dated as of August 12, 2003 among Block Financial Corporation, as Borrower, H&R Block, Inc., as Guarantor, the Lenders party thereto and JPMorgan Chase Bank, as Administrative Agent (the "Credit Agreement")

Ladies and Gentlemen:

     We have acted as special New York counsel for Block Financial Corporation, a Delaware corporation (the "Borrower"), and H&R Block, Inc., a Missouri corporation (the "Guarantor"), in connection with the above-referenced Credit Agreement. This opinion letter is rendered to you pursuant to Section 4.2(b) of the Credit Agreement. The Borrower and the Guarantor are sometimes referred to herein as a "Credit Party" and collectively as the "Credit Parties." Capitalized terms used but not defined herein have the respective meanings given thereto in the Credit Agreement.

     We have examined a copy of the Credit Agreement and conducted such investigations of law as we have deemed necessary or advisable for purposes of this opinion letter. We have not undertaken any independent investigation of any factual matter which might be relevant to this opinion letter and we have made no independent investigation of the records of, or other matters relating to, the Credit Parties or any other Person.

     For the purposes of this opinion letter, we have assumed that all items submitted to us as originals are complete and authentic and all signatures thereon are genuine, and all items submitted to us as copies are complete and conform to the originals. We have also assumed, with your permission and without independent investigation of any kind, that: (i) all of the parties to the Credit Agreement (the "Parties") have been duly incorporated and are validly existing and in good standing under the laws of their respective jurisdictions of organization;

MAYER, BROWN, ROWE & MAW LLP

JPMorgan Chase Bank and the
  Lenders party to the Credit Agreement
August 12, 2003
Page 2

(ii) the Credit Agreement has been duly authorized, executed and delivered by all of the Parties; (iii) the execution, delivery and performance of the Credit Agreement by each Party (a) are in accordance with (and do not conflict with) the laws of such Party's jurisdiction of organization, (b) do not violate or contravene such Party's organizational documents and (c) do not violate or contravene any provision of any agreement or contract applicable to or binding upon such Party; (iv) the Credit Agreement is the legal, valid and binding obligation of each Party (other than the Credit Parties, as to which we express an opinion below); (v) there are no agreements or understandings among the Parties, written or oral, and no usage of trade or course of prior dealing among the Parties which would, in either case, define, supplement or qualify the terms of the Credit Agreement; and (vi) the representations and warranties made in the Credit Agreement by the Parties are true and accurate.

     Upon the basis of the foregoing and the other assumptions and qualifications set forth below, we are of the opinion that:

     1. The Credit Agreement constitutes a legal, valid and binding agreement of the Credit Parties, enforceable in accordance with its terms.

     2. Based upon our review of those statutes, rules, regulations and judicial decisions which in our experience are normally applicable to or normally relevant in connection with transactions of the type provided for in the Credit Agreement, the execution and delivery by the Credit Parties of the Credit Agreement and the performance by the Credit Parties of their respective obligations thereunder do not and will not violate, contravene or constitute a default under any provision of any United States Federal or New York State law or regulation.

     3. No order, consent, approval, license, authorization or validation of or exemption by any government or public body or authority of the State of New York is required to authorize or is required in connection with the execution, delivery and performance by the Credit Parties of the Credit Agreement.

     4. The making of the Loans and the application of the proceeds thereof as provided in the Credit Agreement will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

     Our opinions set forth above are subject to the following qualifications:

     (1) We express no opinion as to any law, rule, regulation, ordinance, code or similar provision of law of any county, municipality or similar political subdivision of the State of New York or any agency or instrumentality thereof, and we express no opinion as to any law to which the Credit Parties may be subject solely as a result of your legal or regulatory status or as to any federal or state securities or "blue sky" law. Members of our Firm are admitted to practice law in the State of New York and we express no opinion on any law other than the laws of the State of New York and the Federal law of the United States to the extent specifically set forth herein.

Mayer, Brown, Rowe & Maw LLP
     JPMorgan Chase Bank and the
      Lenders party to the Credit Agreement
     August 12, 2003
     Page 3

          (b) Our opinions are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar law affecting creditors' rights generally and to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing and limitations on the availability of specific performance, injunctive relief or other equitable remedies.

          (c) We express no opinion as to: (i) obligations relating to indemnification, contribution or exculpation of costs, expenses or liabilities which contravene public policy; (ii) any agreement by the Credit Parties to the subject matter jurisdiction of a United States federal court, to the waiver of the right to jury trial or to be served with process by service in a particular manner; (iii) any agreement by the Credit Parties purporting to waive any objection to the laying of venue or any claim that an action or proceeding has been brought in an inconvenient forum; (iv) the effect of the law of any jurisdiction other than the State of New York wherein any Lender may be located or wherein the enforcement of the Credit Agreement may be sought that limits the rates of interest, fees or other charges legally chargeable or collectible; or (v) whether any court outside the State of New York would honor the choice of New York law as the governing law of the Credit Agreement.


          (d) We wish to point out that provisions of the Credit Agreement which state that the liability of the Guarantor shall not be released or reduced by any amendment to, or any variation, release or waiver of, any obligation of the Borrower may be enforceable only to the extent such amendment, variation, release or waiver is not so material as to constitute a new contract between the parties.

          The opinions expressed herein are effective only as to the date of this opinion letter. We do not assume responsibility for updating this opinion letter as of any date subsequent to the date of this opinion letter, and we assume no responsibility for advising you of (i) any changes with respect to any matters described in this opinion letter or (ii) the discovery subsequent to the date of this opinion letter of factual information not previously known to us pertaining to events occurring prior to the date of this opinion letter.

          This opinion letter is rendered solely to you in connection with the above-described transactions. This opinion letter may not be relied upon by you for any other purpose, or relied upon by any other Person for any purpose, without in each case our prior written consent.

                                        Very truly yours,

                                        /s/ MAYER, BROWN, ROWE & MAW LLP
                                        --------------------------------
                                        MAYER, BROWN, ROWE & MAW LLP

                                                                     EXHIBIT B-2

                      [FORM OF OPINION OF BRYAN CAVE LLP]

(BRYAN CAVE LOGO)                                  (BRYAN CAVE LLP LETTERHEAD)

August 12, 2003

JPMorgan Chase Bank,
as Administrative Agent,
and each of the other financial institutions which is a party to the Credit Agreement referred to below

Re: Credit and Guarantee Agreement dated as of August 12, 2003 among Block Financial Corporation, as Borrower, H&R Block, Inc., as Guarantor, the Lenders party thereto and JPMorgan Chase Bank, as Administrative Agent (the "Credit Agreement")

Ladies and Gentlemen:

We have acted as counsel to Block Financial Corporation, a Delaware corporation, as borrower (the "Borrower"), and H&R Block, Inc., a Missouri corporation, as guarantor (the "Guarantor"), in connection with the above-referenced Credit Agreement. The Borrower and the Guarantor are sometimes individually referred to herein as a "Credit Party" and are sometimes collectively referred to herein as the "Credit Parties." This opinion letter is furnished to you pursuant to
Section 4.2(b) of the Credit Agreement. Capitalized terms used herein without definition have the same meanings as in the Credit Agreement.

For purposes of this opinion letter, we have examined the following documents;
(1) a copy of the Credit Agreement; (ii) copies of the certificates delivered to the Administrative Agent by the Credit Parties pursuant to Sections 4.2(c) and 4.2(d) of the Credit Agreement; (iii) the Officer's Certificates delivered to us by the Credit Parties; (iv) a copy of the Certificates of Good Standing with respect to the Borrower issued by the Secretary of State of the State of Delaware dated August 6, 2003; (v) a copy of the Certificate of Good Standing with respect to the Guarantor issued by the Secretary of State of the State of Missouri dated August 7, 2003; and (vi) such other corporate records of the Credit Parties as we have deemed necessary or appropriate to enable us to render the opinions expressed below.

Whenever our opinion with respect to the existence or absence of facts is indicated to be based on our knowledge or awareness, we are referring solely to the actual knowledge of Gregory G. Johnson, Morris K. Withers and Thomas J. Lynn. Except as expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absences of such facts and no inference as to our

                                                                  Bryan Cave LLP

August 12, 2003
Page 2

knowledge concerning such facts should be drawn from the fact that such representation has been undertaken by us.

In rendering this opinion letter, we have made and relied upon the following assumptions with your permission, and without independent investigation: (1) the representations and warranties made in the Credit Agreement, and the other factual matters contained in certificates and other documents examined by us, are true and accurate; (ii) the signatures of individuals (other than individuals signing on behalf of any Credit Party) signing all documents in connection with which this opinion letter is tendered are genuine and authorized; (iii) all documents submitted to us as copies, whether certified or not, conform to authentic original documents; and (iv) all parties (other than any Credit Party) to the documents reviewed by us have full power and authority to execute, deliver and perform thereunder, and all such documents have been duly authorized by all necessary corporate or other actions on the part of such parties and others, have been duly executed by such parties, have been duly delivered by such parties and, as to all such parties, constitute legal, valid and binding obligations of such parties, enforceable in accordance with their respective terms.

Based upon the foregoing and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, we are of the opinion that:

     1. Each Credit Party is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power and corporate authority to own and operate its material properties and to carry on its business as now conducted.

     2. Each Credit Party has the full corporate power and corporate authority to execute, deliver and perform the Credit Agreement.

     3. The execution, delivery and performance by each Credit Party of the Credit Agreement (a) have been duly authorized by all necessary corporate action on the part of such Credit Party, and (b) do not, in respect of the Credit Parties or any of their respective Subsidiaries, require the approval or consent of, authorization by, or registration, declaration or filing with, any governmental authority, except for those which have been obtained and remain in effect.

     4. The Credit Agreement has been duly executed and delivered by each Credit Party.

     5. The execution, delivery and performance by each Credit Party of the Credit Agreement will not (a) contravene the terms of the Certificate or Articles of Incorporation or bylaws of such Credit Party; (b) conflict with or result in a breach of any material provision of or constitute a default (with due notice or lapse of time, or both) under any material agreement to which such Credit Party is a party or its properties are subject, or result in the creation or imposition of any lien or encumbrance upon any of the property of any Credit Party pursuant to the provisions of any such agreement or instrument; (c) contravene, to our knowledge, any order, injunction, writ or decree of any court or arbiter to which any Credit Party or its property is subject; or (d) violate any law, treaty, rule or

                                                                  BRYAN CAVE LLP

August 12, 2003
Page 3

regulation, in each case applicable to or binding upon any Credit Party or any of its property or to which any Credit Party or any of its property is subject.

     6. Neither Credit Party is an "investment company" or a company "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

The opinions set forth above are subject to the following qualification:

The opinions expressed herein are limited to the laws of the State of Missouri, the federal law of the United States, and the General Corporation Law of the State of Delaware, and we do not express any opinion concerning any other law not do we purport to be experts in the laws of any other jurisdictions.

The opinions expressed herein shall be effective only as of the date of this opinion letter. We do not assume responsibility for updating this opinion letter as of any date subsequent to the date hereof and assume no responsibility for advising you of any changes with respect to any matters described herein that may occur subsequent to the date hereof or from the discovery subsequent to the date of this opinion letter of information not previously known to us pertaining to events occurring prior to the date of this opinion letter.

This opinion letter is tendered only to the Administrative Agent and the Lenders and is solely for their benefit and the benefit of their permitted assignees and participants in connection with the above-described transactions. This opinion letter may not be relied upon by the Administrative Agent, the Lenders or any permitted assignee or participant for any other purpose, or quoted or relied upon by any other person, firm or corporation for any purpose without our prior written consent.

Very truly yours,

/s/ BRYAN CAVE LLP

                                                                       EXHIBIT C

                          [FORM OF EXTENSION REQUEST]

                                                     [Date]

JPMorgan Chase Bank, as Administrative Agent
270 Park Avenue
New York, New York 10017

Attention: _____________

Dear Sirs:

     Reference is made to the $2,000,000, Credit and Guarantee Agreement, dated as of August 12, 2003, among Block Financial Corporation, H&R Block, Inc., the Lenders party thereto and JPMorgan Chase Bank, as Administrative Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein as therein defined.

     This is an Extension Request pursuant to Section 2.18 of the Credit Agreement requesting an extension of the Revolving Termination Date to [INSERT REQUESTED REVOLVING TERMINATION DATE]. Please transmit a copy of this Extension Request to each of the Lenders.

                                       Very truly yours,

                                       BLOCK FINANCIAL CORPORATION

                                       By:
                                          -------------------------------------
                                          Title:


                                       H&R BLOCK, INC.

                                       By:
                                          -------------------------------------
                                          Title:

                                                                    SCHEDULE 2.1

                                  COMMITMENTS

Lender                                                           Commitment
------                                                         --------------

JPMorgan Chase Bank                                           $  200,000,000
The Royal Bank of Scotland plc                                $  200,000,000
Bank of America, N.A.                                         $  200,000,000
Bank One, NA                                                  $  200,000,000
Citibank, N.A.                                                $  150,000,000
Wachovia Bank National Association                            $  150,000,000
Credit Lyonnais New York Branch                               $  100,000,000
Key Bank National Association                                 $  100,000,000
The Bank of Nova Scotia                                       $  100,000,000
Lehman Brothers Bank, FSB                                     $   95,000,000
Comerica Bank                                                 $   80,000,000
Royal Bank of Canada                                          $   75,000,000
Wells Fargo Bank, N.A.                                        $   75,000,000
Mellon Bank, N.A.                                             $   65,000,000
U.S. Bank, National Association                               $   50,000,000
Fifth Third Bank                                              $   25,000,000
First National Bank of Kansas                                 $   25,000,000
National City Bank                                            $   25,000,000
UBS AG, Cayman Islands Branch                                 $   15,000,000
Deutsche Bank AG New York Branch                              $   15,000,000
Credit Suisse First Boston,                                   $   15,000,000
acting through its Cayman Islands Branch
Merrill Lynch Bank USA                                        $   15,000,000
PNC Bank, National Association                                $   15,000,000
Commerce Bank, N.A.                                           $   10,000,000

TOTAL                                                         $2,000,000,000

                                                                 SCHEDULE 3.4(a)

                             GUARANTEE OBLIGATIONS

o Guarantee Obligations with respect to obligations reflected on the Guarantor's consolidated balance sheet as of April 30, 2003 or in the notes thereto.

                                                                    SCHEDULE 3.6

                               DISCLOSED MATTERS


                                     -None-

                                                                   SCHEDULE 3.13

                                  SUBSIDIARIES

The following is a list of the direct and indirect subsidiaries of H&R Block, Inc., a Missouri corporation. All active subsidiaries do business under their corporate names listed below or close derivatives thereof:


                                                            Jurisdiction in
Name                                                         which organized
----                                                        ----------------
1)  Block Investment Corporation .........................   Delaware (1)
2)  H&R Block Group, Inc. ................................   Delaware (1)
3)  HRB Management, Inc. .................................   Missouri (2)
4)  H&R Block Tax and Financial Services Limited .........   United Kingdom (3)
5)  Companion Insurance, Ltd. ............................   Bermuda (3)
6)  H&R Block Services, Inc. .............................   Missouri (2)
7)  H&R Block Tax Services, Inc. .........................   Missouri (4)
8)  H&R Block of Dallas, Inc. ............................   Texas (5)
9)  HRB Partners, Inc. ...................................   Delaware (6)
10) HRB Texas Enterprises, Inc. ..........................   Missouri (5)
11) H&R Block and Associates, L.P. .......................   Delaware (7)
12) H&R Block Texas Tax Company, L.P. ....................   Delaware (8)
13) H&R Block Texas Support Services, L.P. ...............   Delaware (8)
14) BWA Advertising, Inc. ................................   Missouri (5)
15) H&R Block (Guam), Inc. ...............................   Guam (5)
16) H&R Block Enterprises (Guam), Inc. ...................   Guam (9)
17) H&R Block Canada, Inc. ...............................   Canada (5)
18) Financial Stop, Inc. .................................   British Columbia (10)
19) H&R Block Canada Financial Services, Inc. ............   Canada (10)
20) H&R Block Enterprises, Inc. ..........................   Missouri (5)
21) H&R Block Tax Company, LLC ...........................   Missouri (11)
22) H&R Block Support Services, LLC ......................   Missouri (11)
23) H&R Block Tax Company ................................   California (5)
24) H&R Block Eastern Tax Services, Inc. .................   Missouri (4)
25) H&R Block Eastern Enterprises, Inc. ..................   Missouri (12)
26) H&R Block Indiana Tax Company, L.P. ..................   Delaware (13)
27) H&R Block Indiana Support Services, LP ...............   Delaware (14)
28) H&R Block Eastern Tax Company, LLC ...................   Missouri (15)
29) H&R Block Eastern Support Services, LLC ..............   Missouri (15)
30) HRB Royalty, Inc. ....................................   Delaware (4)
31) H&R Block Limited ....................................   New South Wales (16)
32) Block Financial Corporation ..........................   Delaware (2)
33) Option One Mortgage Corporation ......................   California (17)
34) Option One Mortgage Acceptance Corporation ...........   Delaware (18)
35) Option One Mortgage Securities Corp. .................   Delaware (18)
36) Option One Mortgage Securities II Corp. ..............   Delaware (18)
37) Premier Trust Deed Services, Inc. ....................   California (18)
38) Premier Mortgage Services of Washington, Inc. ........   Washington (18)
39) H&R Block Mortgage Corporation .......................   Massachusetts (18)
40) Option One Direct Insurance Agency, Inc. .............   California (18)

41) Woodbridge Mortgage Acceptance Corporation.................................. Delaware(18)
42) Option One Loan Warehouse Corporation....................................... Delaware(18)
43) Companion Mortgage Corporation.............................................. Delaware(17)
44) Franchise Partner, Inc. .................................................... Nevada(17)
45) NCS Mortgage Services, L.L.C. .............................................. Georgia(19)
46) National Consumer Services Corp. II, L.L.C. ................................ Georgia(19)
47) OLDE Financial Corporation.................................................. Michigan(17)
48) H&R Block Financial Advisors, Inc. ......................................... Michigan(20)
49) OLDE Discount of Canada..................................................... Canada(21)
50) H&R Block Insurance Agency of Massachusetts, Inc. .......................... Massachusetts(21)
51) OLDE Property Corporation................................................... Michigan(20)
52) OLDE Realty Corporation..................................................... Michigan(20)
53) 420 South Garden, Inc. ..................................................... Florida(22)
54) 44 East Central, Inc. ...................................................... Florida(22)
55) 4240 Hunt Road, Inc. ....................................................... Ohio(22)
56) 3340 Gallows Road, Inc. .................................................... Michigan(22)
57) 450 Silver Spur, Inc. ...................................................... Michigan(22)
58) 4230 West Green Oaks, Inc. ................................................. Michigan(22)
59) 3414 Shawnee Mission, Inc. ................................................. Michigan(22)
60) OLDE Equipment Corporation.................................................. Michigan(20)
61) Financial Marketing Services, Inc. ......................................... Michigan(17)
62) 2430472 Nova Scotia Co. .................................................... Nova Scotia(23)
63) Sumner Canadian Direct Holdings Company..................................... Canada(23)
64) RSM McGladrey Business Services, Inc. ...................................... Delaware(2)
65) RSM McGladrey, Inc. ........................................................ Delaware(24)
66) Toback, Inc. ............................................................... Arizona(25)
67) McGladrey Contract Business Services, L.L.C. ............................... Minnesota(26)
68) Birchtree Financial Services, Inc. ......................................... Oklahoma(25)
69) Birchtree Insurance Agency, Inc. ........................................... Missouri(29)
70) Pension Resources, Inc. .................................................... Illinois(25)
71) Freed Maxick ABL Services, Inc. ............................................ Delaware(25)
72) FM Business Services, Inc. ................................................. Delaware(25)
73) O'Rourke, Sacher & Moulton, Inc. ........................................... California(25)
74) O'Rourke Consulting, LLC ................................................... California(26)
75) O'Rourke Career Connections, LLC ........................................... California(27)
76) Credit Union Jobs, LLC...................................................... California(28)
77) PDI Global, Inc. ........................................................... Delaware(24)
78) Rex Investments, Inc. ...................................................... Texas(24)
79) W-1 Holdings, L.L.C. ....................................................... Texas(30)
80) C.W. Amos Business Services, Inc. .......................................... Delaware(24)
81) C.W. Amos Investment Advisors, L.L.C. ...................................... Maryland(31)
82) RSM Equico, Inc. ........................................................... Delaware(24)
83) RSM Equico Capital Markets, LLC............................................. Delaware(32)
84) Equico, Inc. ............................................................... California(33)
85) Equico Limited.............................................................. United Kingdom(33)
86) RSM Equico Canada, Inc. .................................................... Canada(33)
87) RSM McGladrey Business Solutions, Inc. ..................................... Delaware(24)
88) MyBenefitSource, Inc. ...................................................... Georgia(34)
89) MyBenefitSource.com Agency, Inc. ........................................... Georgia(35)
90) MyBenefitSource.com Agency of Alabama, Inc. ................................ Alabama(35)
91) MyBenefitSource.com Agency of Florida, Inc. ................................ Georgia(35)

92) HRB Retail Services, Inc. .................................................. Delaware(2)
93) H&R Block Small Business Resources, Inc. ................................... Delaware(2)

Notes to Subsidiaries of H&R Block, Inc.:

(1)      Wholly owned subsidiary of H&R Block, Inc.

(2)      Wholly owned subsidiary of H&R Block Group, Inc.

(3)      Wholly owned subsidiary of HRB Management, Inc.

(4)      Wholly owned subsidiary of H&R Block Services, Inc.

(5)      Wholly owned subsidiary of H&R Block Tax Services, Inc.

(6)      Wholly owned subsidiary of H&R Block of Dallas, Inc.

(7) Limited partnership in which HRB Texas Enterprises, Inc. is a 1% general partner and HRB Partners, Inc. is a 99% limited partner

(8) Limited partnership in which HRB Texas Enterprises, Inc. is a 1% general partner and H&R Block and Associates, L.P. is a 99% limited partner

(9)      Wholly owned subsidiary of H&R Block (Guam), Inc.

(10)     Wholly owned subsidiary of H&R Block Canada, Inc.

(11) Limited liability company in which H&R Block Tax Services, Inc. has a 100% membership interest

(12)     Wholly owned subsidiary of H&R Eastern Tax Services, Inc.

(13) Limited partnership in which H&R Block Eastern Enterprises, Inc. is a 1% general partner and H&R Block Eastern Tax Company, LLC is a 99% limited partner.

(14) Limited partnership in which H&R Block Eastern Enterprises, Inc. is a 1% general partner and H&R Block Eastern Support Services, LLC is a 99% limited partner.

(15) Limited liability company in which H&R Block Eastern Tax Services, Inc. has a 100% membership interest

(16)     Wholly owned subsidiary of HRB Royalty, Inc.

(17)     Wholly owned subsidiary of Block Financial Corporation

(18)     Wholly owned subsidiary of Option One Mortgage Corporation

(19) Limited liability company in which Block Financial Corporation has a 96.25% membership interest and Companion Mortgage Corporation has a 3.75% membership interest

(20)     Wholly owned subsidiary of OLDE Financial Corporation

(21)     Wholly owned subsidiary of H&R Block Financial Advisors, Inc.

(22)     Wholly owned subsidiary of OLDE Realty Corporation

(23)     Wholly owned subsidiary of Financial Marketing Services, Inc.

(24)     Wholly owned subsidiary of RSM McGladrey Business Services, Inc.

(25)     Wholly owned subsidiary of RSM McGladrey, Inc.

(26) Limited liability company in which RSM McGladrey, Inc. has a 100% membership interest

(27) Limited liability company in which RSM McGladrey, Inc. owns a 50% membership interest and the California Credit Union League owns a 50% membership interest

(28) Limited liability company in which O'Rourke Consulting, LLC has a 50% membership interest and Credit Union Jobs, Inc. has a 50% membership interest

(29)     Wholly owned subsidiary of Birchtree Financial Services, Inc.

(30) Limited liability company in which RSM McGladrey Business Services, Inc. has a 100% membership interest

(31) Limited liability company in which C.W. Amos Business Services, Inc. has a 100% membership interest

(32) Limited liability company in which RSM Equico, Inc. has 100% membership interest

(33)     Wholly owned subsidiary of RSM Equico, Inc.

(34) Company in which RSM McGladrey Business Services, Inc. owns approximately 80% of the issued and outstanding stock

(35)     Wholly owned subsidiary of MyBenefitSource, Inc.

                                                                    SCHEDULE 6.2

                             EXISTING INDEBTEDNESS

o The Guarantor's guarantee of Subsidiaries' obligations under surety bonds and fidelity bonds issued pursuant to state mortgage licensing requirements.

                                                                    SCHEDULE 6.3

                                 EXISTING LIENS

                                     -None-

                                                                 SCHEDULE 6.4(b)

                              ADDITIONAL BUSINESS

o Finance Company/Banking Business (consumer finance and mortgage loan related products and services in addition to consumer finance, credit card and mortgage business currently conducted by the Credit Parties and the Subsidiaries).

                                                                    SCHEDULE 6.6

                             EXISTING RESTRICTIONS

o Indenture, dated as of October 20, 1997, by and between the Credit Parties and Bankers Trust Company, as trustee

o Repurchase Agreements of the type referred to in Section 6.2(i) of this Agreement.